As filed with the Securities and
         Exchange Commission on May 8, 2001 Registration No. 333-50570


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------

                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         MARINE SHUTTLE OPERATIONS INC.
                             -----------------------
             (Exact Name of Registrant as Specified in Its Charter)

    NEVADA                            1389                       91-1913992
    ------                            ----                       ----------
(State or Other           (Primary Standard Industrial       (I.R.S. Employer
Jurisdiction of           Classification Code Number)        Identification No.)
Incorporation or
Organization)                      -----------
                                 Luramyrveien 29
                             N-4391 Sandnes, Norway

                                  47-51-962300

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                                   -----------

                          CSC Services of Nevada, Inc.
                              502 East John Street
                            Carson City, Nevada 89706
                                  775-882-3072

       (Name, Address Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)


                   Copies of all communications, including all
        communications sent to the agent for service, should be sent to:
                            LEONARD J. BRESLOW, ESQ.
                              Breslow & Walker, LLP
                        100 Jericho Quadrangle, Suite 230
                             Jericho, New York 11753
                               Tel: (516) 822-6505
                               Fax: (516) 822-6544
                                   -----------

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]


If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offer. [ ] _______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] ________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ______


If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                                   -----------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                                                                                Proposed               Proposed
                                                     Amount                Maximum               Maximum               Amount of
    Title of Each Class of Securities                 to be                Offering              Aggregate           Registration
           to be Registered                         Registered          Price Per Unit         Offering Price            Fee
-----------------------------------------          -------------        --------------         -------------         ------------
Common Stock, par  value $0.001 per share          20,750,561(1)             $0.21             $1,961,608(1)            $491(1)
---------------------------------------------------------------------------------------------------------------------------------



   (1) We paid a fee of $847 with the filing of the initial Registration Statement on November 22, 2000. We are registering an additional 9,340,990 shares for an additional registration fee of $491. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the additional fee is based on a per share price of $.21, the average of the high and the low prices of the common stock as quoted on the OTC Bulletin Board on May 4, 2001.


         We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                    Subject to Completion, dated May 8, 2001



                         MARINE SHUTTLE OPERATIONS INC.


                                20,750,561 Shares


                                  Common Stock


                                  ------------


            This prospectus relates to 20,750,561 shares of common stock which may be offered and sold, from time to time, by the selling stockholders named in this prospectus. We will not receive any proceeds from the sale of the shares by the selling stockholders.

            Our common stock currently is quoted on the OTC Bulletin Board under the symbol "ZSUB." On May 7, 2001, the last reported sale price of our common stock on the OTC Bulletin Board was $0.23 per share.


            See "Risk Factors" commencing on page 6 to read about the risks you should consider before buying shares of our common stock.


            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.










             The date of this prospectus is                    , 2001

                               PROSPECTUS SUMMARY


         The following summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the common stock. You should read the entire prospectus carefully, including the"Risk Factors" and the financial statements, before making an investment decision.


                                   Our Company

         Through our wholly-owned Norwegian subsidiary, Marine Shuttle Operations AS, we are seeking to become a leading player in the market for decommissioning, installing, and transporting offshore oil and gas structures. We are in the development stage, we have not generated any significant revenues from operations, and we do not expect to generate any significant revenues from operations until 2003, at the earliest.

         There are now more than 6,500 offshore oil and gas installations worldwide located on the continental shelf of approximately 53 countries. Many different types of installations exist, each one being uniquely designed based on the characteristics of the installation site, including the water depth, the seabed characteristics, and the reservoir, wave, and current conditions. Of the current installed base of structures, more than 5,800 are fixed steel installations. Situated almost exclusively in shallow water depths (i.e., less than 75 meters) and intermediate water depths (i.e., 75 to 200 meters), fixed steel installations are comprised of two elements:

         o the "topside" which contains the processing, drilling, and accommodation facilities, and

         o the substructure or "jacket" which consists of a lattice-work of steel tubes and can weigh over 30,000 tons with a base dimension of up to 120 meters.

         The balance of the installed base of structures includes:

         o concrete gravity base structures (typically found in shallow and intermediate water depths),

         o various types of floating structures such as tension leg platforms, deep draft caisson vessels, compliant towers, platforms, spars, floating production, storage and offloading systems and vessels (typically situated in deep waters--i.e., more than 200 meters), and

         o subsea structures which include the equipment needed to develop satellite fields and the seabed equipment associated with floating installations.

         We believe that over the next 30 years, most of these structures will have to be decommissioned at a total estimated cost of $20 billion to $40 billion. We also believe that over the next 20 years, approximately $35 billion will be spent on the installation of new structures.

         We initially intend to concentrate our efforts on:

         o decommissioning fixed steel structures, primarily the several hundred large steel installations situated in intermediate water depths, and

         o        installing topsides.

         Presently, the decommissioning of fixed steel structures typically is accomplished by cutting the particular structure into many pieces and utilizing crane ships and other support vessels to lift the pieces onto barges or, in some instances, onto the deck of the crane ships themselves. The cutting is necessitated by the limited lifting capabilities of existing crane ships. Theoretically, the largest cranes are capable of lifting objects up to 14,000 tons. Crane capacity, however, decreases as the required outreach or upreach of the crane boom increases. Moreover, since the maximum height to which a structure can be lifted is limited to the length of the crane boom, taller structures must be cut into smaller pieces in order to clear the barge deck. As a result, although the cutting and lifting procedure may be adequate for small, shallow water installations, the extensive cutting and lifting required with respect to the larger platforms in deeper waters makes decommissioning such installations using such procedure difficult, dangerous, expensive, and time-consuming.

         Limited crane capacity also affects the topside installation market. Topsides often are installed by transporting the topside to the site on a barge, and using cranes to lift it from the barge onto the structure on which it is to be installed. We believe that many of the topsides that will be installed over the next 20 years will be too large to be lifted by existing cranes, precluding them from being assembled onshore and installed in one piece. Rather, they will have to be fabricated in numerous pieces and assembled at the installation site. This is not ideal since offshore platform assembly can cost up to ten times more than onshore assembly. As an alternative, topside installation can be accomplished by transporting the topside to the site using two vessels aligned in a catamaran-type fashion, floating over the structure on which the topside is to be installed, and lowering the topside onto the structure by flooding the tanks in the transport vessels. However, the weight of the topsides that can be installed using this "float over" method is limited because of the pitching and heaving of the transport vessels during transport and installation.

         We have designed a vessel, the "Offshore Shuttle," which we believe will be capable of lifting and carrying large offshore oil and gas structures, eliminating the need for extensive cutting prior to decommissioning and permitting onshore assembly prior to installation We anticipate that construction of the first Offshore Shuttle will commence six months after the receipt of sufficient capital and will be operational 18 months thereafter. Construction of a second Offshore Shuttle is intended to commence one year after construction of the first Offshore Shuttle begins, and construction of a third and a fourth Offshore Shuttle is intended to commence one year after construction of the second begins.


         Although our initial efforts will be focused on providing decommissioning and installation services, other potential opportunities for the Offshore Shuttle include transporting new or used structures, and supporting structures and vessels during repair or modification work.

         We have formed strategic alliances with Thyssen Krupp Stahlunion GmbH, RC Consultants AS, and Schuller Industrieentsorgung AG to test, develop, manufacture, and commercialize the Offshore Shuttle concept. See "Strategic Alliances."

                                    About Us

            We were incorporated in Nevada in May 1997 under the name Geoteck International, Inc. On May 29, 1998, we changed our name to Marine Shuttle Operations Inc. Our principal executive offices are located at Luramyrveien 29, N-4391 Sandnes, Norway. Our phone number there is 47-51-962300. We can be contacted in the United States at 4410 Montrose Boulevard, Houston, Texas 77006. Our phone number at that location is (713) 529-7498. Our website address is http://www.msoinc.com. The information in our website is not a part of this prospectus. Unless indicated otherwise, all references in this prospectus to "we," "our," and "us" refer to Marine Shuttle Operations Inc. and Marine Shuttle Operations AS.

                                  The Offering



Common Stock offered by the selling stockholders ..........    20,750,561 shares

Common Stock outstanding prior to the offering.............    56,804,346 shares

Common Stock outstanding after the offering(1).............    60,804,346 shares


OTC Bulletin Board Symbol..................................    ZSUB


----------
(1) Assumes the exercise of warrants to purchase 4,000,000 shares of common stock held by certain selling stockholders.



                                  Risk Factors

            An investment in our common stock involves a high degree of risk. You should carefully review and consider the risks discussed under "Risk Factors" as well as the other information set forth in this prospectus before buying our common stock.

                             SUMMARY FINANCIAL DATA


         In the table below, we provide you with summary historical financial data of Marine Shuttle Operations Inc. We have prepared this information using our consolidated financial statements for the periods indicated below. The summary financial data for the years ended December 31, 2000, 1999 and 1998 and for the period from May 23, 1997 (inception) through December 31,1997 are derived from our audited consolidated financial statements.




         When you read this summary historical financial data, it is important that you read along with it the historical financial statements and related notes in our consolidated financial statements included in this prospectus, as well as the section of this prospectus titled "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                    May 23, 1997                                                   May 23, 1997
                                                    (inception)         Year            Year          Year ended    (inception)
                                                     Through           ended            ended         December 31,    Through
                                                     December         December       December 31,        1998         December
                                                     31, 2000         31, 2000           1999             (1)         31, 1997
                                                  -------------    -------------    -------------    -------------    ---------
Consolidated Statements of Operation Data:
Operating revenues                                $     339,601    $     218,088    $     105,136    $      16,376    $        --
Total operating expenses                             19,763,953        6,790,165        7,829,051        4,979,806          164,931
Net (loss)                                          (18,933,079)      (6,362,150)      (7,363,850)      (5,042,148)        (164,931)
Net (loss) per share, (basic and diluted)                          $       (0.15)   $       (0.22)   $       (0.20)   $       (0.01)
Weighted average number of common
shares outstanding (basic and diluted)                                42,869,305       33,611,545       25,720,000       18,931,982




                                                                    December 31,     December 31,     December 31,     December 31,
                                                                       2000             1999             1998             1997
                                                                   -------------    -------------    -------------    -------------
Consolidated Balance Sheet Data:
Working capital                                                    $  (6,191,824)   $  (2,498,097)   $  (3,588,380)   $     (10,931)
(deficit)
Total assets                                                          37,330,903       39,245,995       37,936,227            9,015
Notes payable                                                          4,900,000        2,550,000        3,605,390               --
Total liabilities                                                      6,767,280        4,118,442        4,810,551           19,946
Minority interest                                                             --          228,826          555,417               --
Accumulated deficit                                                  (18,933,079)     (12,570,929)      (5,207,079)        (164,931)
Shareholders' equity                                                  30,563,623       34,898,727       32,570,259          (10,931)




(1) In April 1998,we acquired all of the outstanding stock of Marine Shuttle Operations AS ("MSOAS"). In December 1998, we acquired approximately 68% of the outstanding stock of Offshore Shuttle AS ("OSAS") OSAS merged with and into MSOAS in September 1999, and we acquired the remaining minority interest in MSOAS in April and June 2000.

                                  RISK FACTORS


         An investment in our common stock involves a high degree of risk. You should carefully review and consider the risks and uncertainties described below as well as the other information set forth in this prospectus before investing in our common stock. If any of the following risks actually occur, our business, financial condition, or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.


We have a limited operating history and no revenues from operations


         We were incorporated in May 1997 to serve as a holding company for one or more unidentified operating subsidiaries. Our limited operating history makes it difficult to evaluate our performance and prospects, and our proposed operations are subject to all of the risks inherent in the establishment of a new business enterprise. To date, we have no significant assets and we have not generated any significant revenues from operations. We believe that we will not generate any significant revenues from operations until 2003, at the earliest. We cannot assure you that significant revenues will ever develop, or that we will achieve profitable operations. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with a new business, particularly one that is seeking to develop and commercialize a new product and operate in a competitive environment.




We need additional capital to implement our business strategy


         As of December 31, 2000, we had an accumulated deficit of $18,933,079 and a working capital deficit of $6,191,824. Additional funds are needed to finance our proposed operations. If additional funds are raised through the issuance of equity or convertible debt securities, our stockholders may experience dilution and the securities may have rights, preferences and privileges senior to those of the common stock. If capital is raised through a debt financing with financial institutions, we would likely become subject to restrictive covenants relating to our operations and finances.

         We are a party to several loan agreements pursuant to which lenders have agreed to advance us monies, on a non-revolving basis, subject to certain conditions and limitations. A significant amount of the money covered by such agreements already has been advanced to us, and we cannot assure you that the lenders will continue to lend us money if we seek additional advances under such agreements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


         In September 1999, the Board of Westdeutsche Landesbank Girozentrale (WestLB) of Dusseldorf, Germany issued its conditional approval to underwrite a U.S. $157.5 million loan facility for the first Offshore Shuttle. The West LB financing is subject to numerous material conditions, none of which have been satisfied. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." We cannot assure you that the conditions to the WestLB Financing will be satisfied or, if satisfied, that the WestLB Financing will be consummated on reasonable terms or at all.

         If we are not able to raise a substantial amount of additional capital, we may be required to significantly curtail or cease our proposed activities.


Due to our holding company structure, any funds distributed to us from our subsidiary may be subject to domestic and foreign taxes

         We currently own all of the issued and outstanding capital stock of MSOAS. Based on this ownership structure, any dividends paid to us by MSOAS are subject to Norwegian withholding taxes and U.S. income taxes (which can be offset to the extent of the Norwegian withholding taxes). Thus, the amount of funds that may be distributed by MSOAS to us for working capital, acquisitions, investments, or other purposes will be reduced to the extent such taxes are payable.


We may lose the rights to the offshore shuttle concept

         The intellectual property rights to the Offshore Shuttle concept were transferred to us by Gunnar Foss and Per Bull Haugs0en, the developers of the Offshore Shuttle concept. We granted Messrs. Foss and Haugs0en a right of first refusal with respect to the transfer of the intellectual property rights. In addition, if we cease to actively engage in activities relating to the Offshore Shuttle concept, then the intellectual property rights will revert back to them. In such event, we would be unable to obtain any value from the future sale or exploitation of the rights. Messrs. Foss and Haugs0en have agreed to relinquish their right of first refusal and their right to have the intellectual property rights transferred back to them, but only if certain conditions are satisfied. These conditions include our receipt of a written commitment for the financing of the first Offshore Shuttle, and our entering into contracts for the design, construction, and fabrication of the first Offshore Shuttle. We cannot assure you that these conditions will be met.

A substantial amount of time will lapse until commercial introduction of the first Offshore Shuttle


         We are in the process of evaluating bids received from a number of construction yards which we believe have the capacity and capability to build an Offshore Shuttle. We cannot assure you that we will be able to negotiate acceptable contract manufacturing arrangements We anticipate that construction of the first Offshore Shuttle will commence six months after the receipt of sufficient capital and will be operational 18 months thereafter Construction of a second Offshore Shuttle is intended to commence one year after construction of the first Offshore Shuttle begins, and construction of a third and a fourth Offshore Shuttle is intended to commence one year after construction of the second begins. We cannot assure you as to the time required to complete construction or that construction will successfully be completed at all.

         We anticipate that each Offshore Shuttle will conduct between two and six commercial operations per year. We do not anticipate generating any significant revenues until the year 2003, at the earliest. We cannot assure you that our assumptions regarding the number of operations to be performed will prove to be accurate, or that we will ever achieve commercially significant sales. To date, we have not entered into any contracts for the use of our proposed services, and we cannot assure you that any such contracts will materialize. See "Business--Business Strategy."


The Offshore Shuttle may not function as intended


         We cannot assure you that construction of the Offshore Shuttle will be successfully completed or that, if constructed, the Offshore Shuttle will function properly, will be operationally safe and environmentally friendly, or will enable us to provide decommissioning, installation, and transportation services in an effective manner or at all. In addition, we anticipate that the Offshore Shuttle will be equipped with an adjustable lifting frame, and specially-prepared docking connections will be utilized during removal operations. To date, neither the lifting frame nor the docking connections have been completely engineered, and we cannot assure you that such engineering will be successfully completed. If we are unable to engineer the lifting frame or the docking connections, it could have a material adverse effect on us. See "Business--The Offshore Shuttle."


We may face intense competition and our technology may become obsolete


         We will face competition from companies that provide decommissioning, installation, and transport services using cranes and barges. In addition, several companies have offered or have proposed solutions for lifting large platforms in one piece. These involve the use of multiple barges, twin-hull tankers, split-hull tankers, and U-shaped semi-submersibles. Competition also may arise from vessels, processes, or technologies currently in development, or developed in the future, by other companies. The development by others of new or improved vessels, processes, or technologies may make the services to be marketed by us less competitive or obsolete. Many of our current and potential competitors are likely to have substantially greater financial, managerial, and technical resources than we do. We cannot assure you that we will be able to compete successfully in the marketplace, if at all. See "Business--Competition."


Protection of our proprietary rights may be inadequate


         We have eight patents regarding various aspects of the Offshore Shuttle design and operations, and numerous patent applications are pending in Norway, the United States, and other countries. We cannot assure you that patents will issue from any of our patent applications, or as to the range or degree of protection the issued patents will afford. In addition, we cannot assure you that others will not obtain patents claiming aspects similar to those covered by the patent applications or patents, or that patents will not be challenged by third parties, invalidated, rendered unenforceable, or designed around.

            If a competitor were to infringe on our patents, the costs of enforcing the patent rights may be substantial or even prohibitive. We cannot assure you that we will be successful in any action for infringement. In addition, we cannot assure you that the Offshore Shuttle will not infringe on the patent rights of others, or that patents do not exist or will not be issued in the future that would have an adverse effect on our ability to manufacture or operate the Offshore Shuttle. We are aware of the existence of a Norwegian patent which claims the use of a U-shaped structure designed for removing and/or installing topsides. Based on the opinion of our patent counsel, Bryns

Patentkontor A/S, we believe that the Offshore Shuttle will not infringe on this Norwegian patent because, unlike the structure covered by the Norwegian patent, the Offshore Shuttle will not utilize movable transverse beams mounted to its upper beams. We cannot assure you that infringement proceedings will not be brought against us.


         We also may desire or be required to obtain licenses from others in order to further develop, produce, and market the Offshore Shuttle effectively. We cannot assure you that licenses will be obtainable on commercially reasonable terms, if at all, that the patents underlying the licenses will be valid and enforceable, or that the proprietary nature of the unpatented technology underlying the licenses will remain proprietary. In addition, we rely on unpatented proprietary know-how and trade secrets, and employ various methods including confidentiality agreements with employees, consultants and marketing partners to protect our trade secrets and know-how. These methods may not afford complete protection and we cannot assure you that others will not independently develop trade secrets and know-how or obtain access to them. See "Business-- Proprietary Protection."

We must maintain and establish strategic alliances and other third party relationships to implement our business strategy


         Our strategy for testing, developing, manufacturing, and commercializing the Offshore Shuttle concept is dependent upon forming strategic alliances and relationships with joint venture partners, contract manufacturers, or other third parties, and upon the subsequent success of these parties in performing their responsibilities. We cannot assure you that our arrangements with Thyssen Krupp Stahlunion GmbH, RC Consultants AS, and Schuller Industrieentsorgung AG will be successful. If any of these arrangements are cancelled or are unsuccessful, and if we are unable to secure new alliances in their place, there would be a material adverse effect on us. See "Business--Strategic Alliances."


         In addition, our proposed offshore activities may require the use of large tug boats, unloading docks, subsea specialists, marine operators, diving support vessels, and various safety and supply boats. We may seek to form strategic alliances and relationships with third parties who provide these and other services. If we are unable to negotiate acceptable arrangements, or if any of such arrangements are unsuccessful, it could have a material adverse effect on us.

We have no manufacturing facilities


         Physical construction of the first Offshore Shuttle is expected to commence six months after the receipt of sufficient capital However, we do not have the ability to manufacture the Offshore Shuttle. We are in the process of evaluating bids received from a number of construction yards which we believe have the capacity and capability to build an Offshore Shuttle. We cannot assure you that we will be able to negotiate acceptable joint venture or contract manufacturing arrangements, or that any of these arrangements will be successful.

We have limited marketing and sales capabilities


         We have limited marketing and sales capabilities. Thyssen Krupp Stahlunion GmbH has agreed to assist us in our marketing efforts We cannot assure you that we will be able to effectively market or sell our services through sales representatives, through arrangements with an outside sales force, or through strategic partners. See "Business--Strategic Alliances--Thyssen Krupp Stahlunion GmbH."


Our services may not be readily accepted by the market


         As with any new technology, there is the risk that the market may not recognize the benefits or the potential applications of the Offshore Shuttle, or other future products or technologies that may be developed by us. Market acceptance of our proposed services will depend, in large part, on our ability to demonstrate to prospective customers the potential advantages of the Offshore Shuttle over other types of vessels or technologies performing similar functions. We cannot assure you that we will be successful in marketing our services to the oil and gas industry or other markets, or that the use of the Offshore Shuttle will be embraced by the oil and gas industry or other markets. See "Business--Strategic Alliances."


Our business is subject to factors outside our control

         Our business may be affected by a variety of factors, many of which are outside our control. Factors that may affect our business include:

         o        the success of our marketing campaign;

         o        competition;

         o        our ability to attract qualified personnel;

         o        technical difficulties in building the Offshore Shuttle;

         o the amount and timing of operating costs and capital expenditures necessary to establish our business, operations, and infrastructure;

         o        governmental regulation; and

         o general economic conditions as well as economic conditions specific to the offshore oil and gas industry.


We will be exposed to numerous risks associated with international operations


            We intend to market our services in international markets. International operations entail various risks, including:

         o        political instability;

         o        economic instability and recessions;

         o        exposure to currency fluctuations;

         o        difficulties of administering foreign operations generally;

         o        reduced protection for intellectual property rights;

         o        potentially adverse tax consequences; and

         o obligations to comply with a wide variety of foreign laws and other regulatory requirements.

Seasonality, weather conditions, and other factors may affect our business

         Offshore decommissioning and installation activity in the North Sea and the North East Atlantic is highly seasonal, principally as a result of weather conditions. Historically, the greatest demand for offshore decommissioning and installation services in such regions has been during the period from May through September. As a result, we anticipate that a disproportionate amount of our future revenues, if any, will be generated during the second and third quarters of each year. In addition, full year results are not likely to be a direct multiple of any particular quarter or combination of quarters. We may seek to partially offset the anticipated seasonality of our proposed operations by pursuing other potential opportunities such as leasing the Offshore Shuttles to third parties for bridge building, dry docking ships and floating platforms, and other uses. We cannot assure you that such other opportunities, if successful, will result in the anticipated offset of the seasonality of our proposed operations.

         Demand for our proposed services also will be affected by the level of spending by oil and gas companies for decommissioning, installation, and other similar activities. The expenditures are influenced by the price of oil and gas, the discovery rates of new oil and gas reserves in offshore areas, local and international regulations and political and economic conditions, and the oil and gas industry's access to capital.

Our business is dependent upon Franz Eder, our Chairman and President, and our ability to attract and retain other key personnel

         Our success depends to a significant extent upon the services of Franz Eder, our President and Chairman of the Board. Mr. Eder has entered into an employment agreement with us which provides that he shall devote only so much (but not less than 75%) of his professional and business time, attention, and energies to his duties and responsibilities as is reasonable to insure our proper conduct. We do not have, and we have no current plans to obtain, key person life insurance covering Mr. Eder or any of our other executive officers. The loss of Mr. Eder's services could have a material adverse effect on us. See "Business--Employees," and "Management."

         We believe that our future success also will depend on our ability to attract and retain highly-skilled managerial and technical personnel. Competition for such personnel is intense. We compete for such personnel with other companies, academic institutions, governmental entities and other organizations, some of which may have substantially greater capital resources than us. We cannot assure you that we will be successful in attracting and retaining such personnel. See "Business--Employees."

Our proposed operations are inherently risky, and we have no insurance to protect against these risks

         Our proposed operations will be subject to all of the inherent risks of offshore marine activity, including accidents, environmental mishaps, mechanical failures, and vessels colliding, capsizing, grounding, or sinking. These occurrences can result in significant personal injury or loss of life, severe damage to or destruction of property and equipment, pollution or environmental damage, and suspension of our proposed operations. Moreover, litigation arising from any such occurrence may result in us being named as a defendant in lawsuits asserting large claims.

         We intend to obtain insurance against some of these types of risks. We also anticipate that we will be adequately protected by the insurance policies of the companies that utilize our services, and we intend to further limit our risk by capping our liability exposure in our service contracts with these companies. We cannot assure you that the policies of these companies will cover us or, if they do, that the insurance (or the insurance obtained by us, if any) will be sufficient or effective under all circumstances or against all hazards to which we may be subject. In addition, we cannot assure you that any contractual limits on liability will be enforceable or will adequately and effectively limit our liability exposure, or that the companies that use our proposed services will nevertheless seek to be indemnified by us with respect to the losses or damages they suffer or incur.

Governmental and environmental laws and regulations may restrict our business

         Our operations may be subject to and affected by various types of national and international laws and regulations. The technical requirements of the various laws and regulations are complex and stringent, and compliance is often difficult and expensive. We may be required to obtain certain permits, licenses and certificates with respect to our proposed operations and to comply with rigorous safety, workplace, and environmental standards. Moreover, certain of our employees may be covered by laws that operate to make liability limits, if any, established by state workers' compensation laws inapplicable to these employees and permit the employees and their representatives to pursue actions against us for job related injuries with generally no limits on our potential liability.

         Violations of various statutes and regulations that may be applicable to our proposed operations can result in, among other things,


         o        civil penalties;

         o        remediation expenses;

         o        monetary damages;

         o        injunctions;

         o        cease and desist orders; and


         o        criminal penalties.

         Some environmental statutes impose strict liability, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, because such laws and regulations are changed frequently, it is difficult for us to accurately predict the cost or impact of such laws and regulations on its planned operations. See "Business--Regulations."

A substantial number of our shares are reserved for issuance


         We have reserved a significant number of shares of common stock for issuance upon the exercise of options that have been and may be granted pursuant to our 1998 Stock Option Plan, and for issuance upon the exercise of currently outstanding warrants. The holders of these options or warrants may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us. The exercise and sale of the common stock underlying these options or warrants would have a dilutive effect on our stockholders, and may have a material adverse effect on the market price of the common stock.




Anti-takeover provisions may discourage takeover attempts

         Provisions of the Nevada General Corporation Law could have the effect of delaying or preventing a change of control of our company. See "Description of Securities--Statutory Business Combination Provisions."

There is a limited public market for the common stock; our stock is a "penny stock"


         There is a limited public market for our common stock, and we cannot assure you that a more active public market for our common stock will ever develop or be sustained after this offering. The development of a more active public market for our common stock may be impaired because our common stock currently falls within the definition of a "penny stock." The Securities and Exchange Commission has adopted regulations which define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions, including an exception for securities authorized for quotation on certain stock exchanges and on the Nasdaq Small Cap Market. For any transaction involving a penny stock, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. Disclosure also must be made about commissions payable to both the broker-dealer and the registered representative, and about current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As long as our common stock continues to trade below $5.00 per share, the trading market for our common stock could be materially adversely affected.


Our stock price may be volatile

         From time to time, the stock market has experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In addition, the market price of our common stock, like the stock prices of many publicly-traded companies, may prove to be highly volatile. The future market price of our common stock could be significantly impacted by:


         o        future sales of our common stock;

         o announcements of technological innovations for new commercial products by our present or potential competitors;

         o        developments concerning proprietary rights;

         o        adverse litigation;

         o        unfavorable legislation or regulatory decisions;

         o        variations in quarterly operating results; and


         o        other factors outside of our control.


The availability of a substantial number of shares eligible for future sale may adversely affect our stock price and our ability to raise capital

         A substantial number of shares are available for future sale. No prediction can be made as to the effect, if any, that sales of these shares, or even the availability of such shares for sale, will have on the market prices prevailing from time to time. The possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities. See "Shares Eligible for Future Sale."

                           FORWARD LOOKING STATEMENTS

            This prospectus contains certain forward-looking statements made in reliance upon safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding:

         o the WestLB financing and our ability to satisfy the conditions precedent to the WestLB financing;


         o the dates on which a contractor will be selected and construction of the Offshore Shuttles will commence and be completed;

         o the ability of the Offshore Shuttle to provide cost effective decommissioning, installation, and transportation services;


         o        the adequacy of anticipated sources of funds;


         o our ability to obtain additional financing and to attract bids by capable contractors;

         o        market size and demand for our services;

         o        strategic alliances; and


         o        the competitive and regulatory environment,

         These forward-looking statements are based on current expectations that involve numerous risks and uncertainties, including those risks and uncertainties discussed in this prospectus. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive, and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, we cannot assure you that the results discussed or implied in such forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in such forward-looking statements, the inclusion of such statements should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. We undertake no obligation to revise any of these forward-looking statements.



                                 DIVIDEND POLICY

         We have never declared or paid dividends, and we do not intend to pay any dividends in the foreseeable future on shares of our common stock. Our earnings, if any, are expected to be retained for use in expanding our business. The payment of dividends is within the discretion of our Board of Directors and will depend upon our earnings, if any, capital requirements, financial condition and such other factors as are considered to be relevant by our Board of Directors from time to time.

                                 CAPITALIZATION


         The following sets forth our capitalization as of December 31, 2000. You should read the information provided below together with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus.



                                                               December 31, 2000
                                                               -----------------

Notes payable (interest rate 7.5%)                                 $  4,900,000

Long term debt (interest rate 9.4%)                                     265,312

Stockholder's equity:

Common Stock, par value $.001 per share;
75,000,000 shares authorized; 44,463,356
issued and outstanding at December 31, 2000                              44,463

Additional paid-in capital                                           50,292,949


Accumulated other comprehensive income (loss)                          (840,710)

Deficit accumulated during the development stage                    (18,933,079)
                                                                   ------------
Total stockholders' equity                                         $ 30,563,623
                                                                   ------------

Total capitalization                                               $ 35,728,935
                                                                   ------------

                           PRICE RANGE OF COMMON STOCK

         Our common stock is traded on the OTC Bulletin Board under the symbol "ZSUB". The following table sets forth for the periods indicated the high and low bid quotations for the common stock as reported on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.



                                                         Price Range
                                                High                      Low

       Year Ended December 31, 2000

       1st Quarter                              $1.75                    $0.62
       2nd Quarter                              $0.968                   $0.562
       3rd Quarter                              $0.75                    $0.437
       4th Quarter                              $0.593                   $0.14

      Year Ended December 31, 1999

        1st Quarter                             $5.0625                  $1.625
        2nd Quarter                             $2                       $1.0625
        3rd Quarter                             $4.25                    $0.875
        4th Quarter                             $1.4375                  $0.6875


         As of April 25, 2001, there were approximately 200 holders of record of our common stock, including record holders which may hold such stock for beneficial owners and which have not been polled to determine the extent of beneficial ownership. On May 7, 2001, the last sale price reported on the OTC Bulletin Board for our common stock was $0.23 per share.

                      SELECTED CONSOLIDATED FINANCIAL DATA


         In the table below, we provide you with selected consolidated financial data of Marine Shuttle Operations Inc. We have prepared this information using our consolidated financial statements for the periods indicated below. The selected consolidated financial data for the years ended December 31, 2000, 1999 and 1998 and for the period from May 23, 1997 (inception) through December 31, 1997 are derived from our audited consolidated financial statements.




         When you read this selected consolidated financial data, it is important that you read along with it the historical financial statements and related notes in our consolidated financial statements included in this prospectus, as well as the section of this prospectus titled "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                   May 23, 1997                                                      May 23, 1997
                                                   (inception)         Year            Year          Year ended       (inception)
                                                    Through           ended            ended         December 31,       Through
                                                    December         December       December 31,        1998            December
                                                    31, 2000         31, 2000           1999             (1)            31, 1997
                                                 -------------    -------------    -------------    -------------    -------------
Consolidated Statements of Operation Data:
Operating revenues                               $     339,601    $     218,088    $     105,136    $      16,376    $          --
Total operating expenses                            19,763,953        6,790,165        7,829,051        4,979,806          164,931
Net (loss)                                         (18,933,079)      (6,362,150)      (7,363,850)      (5,042,148)        (164,931)
Net (loss) per share, (basic and diluted)                         $       (0.15)   $       (0.22)   $       (0.20)   $       (0.01)
Weighted average number of common
shares outstanding (basic and diluted)                               42,869,305       33,611,545       25,720,000       18,931,982




                                                                    December 31,     December 31,     December 31,     December 31,
                                                                       2000             1999             1998             1997
                                                                    -------------    -------------    -------------    ------------
Consolidated Balance Sheet Data:
Working capital (deficit)                                         $  (6,191,824)   $  (2,498,097)   $  (3,588,380)     $   (10,931)
Total assets                                                         37,330,903       39,245,995       37,936,227            9,015
Notes payable                                                         4,900,000        2,550,000        3,605,390               --
Total liabilities                                                     6,767,280        4,118,442        4,810,551           19,946
Minority interest                                                            --          228,826          555,417               --
Accumulated deficit                                                 (18,933,079)     (12,570,929)      (5,207,079)        (164,931)
Shareholders' equity                                                 30,563,623       34,898,727       32,570,259          (10,931)


(1) In April 1998, we acquired all of the outstanding stock of Marine Shuttle Operations AS ("MSOAS"). In December 1998, we acquired approximately 68% of the outstanding stock of Offshore Shuttle AS ("OSAS"). OSAS merged with and into MSOAS in September 1999, and we acquired the remaining minority interest in MSOAS in April and June 2000.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS


         The following information contains forward-looking statements that are subject to risks and uncertainties. Should one or more of these risks or uncertainties materialize, actual results may differ from those expressed or implied by the forward-looking statements. The following information should be read in conjunction with our consolidated financial statements and the notes thereto set forth elsewhere herein.


General

         Through our wholly-owned Norwegian subsidiary, Marine Shuttle Operations AS ("MSOAS"), we are seeking to become a leading player in the market for installing, decommissioning, and transporting offshore oil and gas structures.


         We have designed a vessel, the "Offshore Shuttle," which we believe will be capable of lifting and carrying large offshore oil and gas structures, eliminating the need for extensive cutting prior to decommissioning and permitting onshore assembly prior to installation. We anticipate that construction of the first Offshore Shuttle will commence six months after our receipt of sufficient capital and will be operational 18 months thereafter. Construction of a second Offshore Shuttle is intended to commence one year after construction of the first Offshore Shuttle begins, and construction of a third and a fourth Offshore Shuttle is intended to commence one year after construction of the second begins.

         We were incorporated in Nevada in May 1997 under the name Geoteck International, Inc. On May 29, 1998, we changed our name to Marine Shuttle Operations Inc. In 1998, we acquired all of the outstanding stock of MSOAS in exchange for 7,600,000 shares of our common stock. We also acquired approximately 68% of the outstanding stock of Offshore Shuttle AS ("OSAS"), the holder of the licensing and marketing rights to the Offshore Shuttle design, in exchange for 4,937,607 shares of our common stock. This transaction was accounted for using the purchase method.

         To benefit from a more rational and cost efficient use of the resources in MSOAS and OSAS, the Board of Directors of the two companies proposed to merge the two companies. The shareholders of both companies approved the proposed merger plan on May 30, 1999, and the merger became effective in September 1999. The OSAS shareholders received 1.5 MSOAS shares for each of their OSAS shares. As a result of the merger, we owned approximately 81% of MSOAS, and MSOAS acquired the licensing and marketing rights to the Offshore Shuttle.


         In April 2000, we acquired an additional 8.4% of the outstanding shares of MSOAS from two individuals in exchange for an aggregate of 1,030,002 shares of common stock. In June 2000, we acquired an additional 9.7% of the outstanding shares of MSOAS in exchange for an aggregate of 1,186,283 shares of our common stock, and we acquired the remaining 1% of the MSOAS shares for cash. These acquisitions were accounted for as purchases. We now own all of the outstanding shares of MSOAS.

Results of Operations


Year Ended December 31, 2000 compared with Year Ended December 31, 1999

         We are in the development stage and have generated revenues to date only from study work. Since the merger of OSAS into MSOAS, our main operations have been conducted through MSOAS. We incurred net losses of $6,362,150 for 2000 compared with $7,363,850 for 1999.





         Operating revenues. Operating revenues for 2000 were $218,088, an increase of $112,952 compared to $105,136 in 1999. The revenues were generated from sporadic study work reimbursed by clients. We are still in the development stage and do not expect to generate revenues from operations until 2003 at the earliest, except from some sporadic study work.

         Personnel costs. Personnel costs include costs for both employees and hired personnel and were $1,494,695 for 2000, an increase of $216,757 from the personnel costs of $1,277,938 in 1999. The increase in costs was mainly due to more personnel working on client studies.

         Legal, audit and advisory services. Legal, audit and advisory services for 2000 were approximately $396,432, a decrease of $76,526 compared to legal, audit and advisory services of $472,958 in 1999. The decrease was mainly due to lower consulting fees as work was shifted from consultants to our personnel.

         General and administrative expenses. General and administrative expenses for 2000 were $639,430, a decrease of $630,983 from the general and administrative expenses of $1,270,413 in 1999. The decrease in costs was mainly due to cost savings achieved as a result of the merger between MSOAS and OSAS in September 1999, and a slowdown in our spending to conserve capital.

         Marketing. Marketing expenses for 2000 were $167,736, a decrease of $132,421 from the marketing expenses of $300,157 in 1999. The decrease was a result of purchasing fewer marketing materials and services in the current period.

         Technical Development. Technical development costs for 2000 were $27,267, a decrease of $526,939 compared to $554,206 in 1999. The decrease was due to less technical development work performed in the current period.

         Interest income. The interest income for 2000 was $12,266, a decrease of $44,598 from the interest income of $56,864 in 1999. The decrease was a result of less interest bearing cash and cash equivalents during 2000.

Year Ended December 31, 1999 compared with Year Ended December 31, 1998

         The following comparisons are affected by the 1998 acquisitions of OSAS and MSOAS since their results of operations are only included in the consolidated results of operations since their respective acquisition dates.

         We incurred net losses of $7,363,850 for 1999 compared with $5,042,148 for 1998.


         Operating Revenues. Operating revenues for 1999 were $105,136 compared to $16,376 in 1998. The increase was due to increased study work performed for clients.


         Personnel costs. Personnel costs include costs for both employees and contract personnel and were $1,277,938 for 1999, an increase of $1,092,444 over personnel costs of $185,494 in 1998. The increase in costs was a result of increased activities and increased personnel in MSOAS.

         Legal, audit and advisory services. Legal, audit and advisory services for the year ended December 31, 1999 were approximately $472,958, a decrease of $646,742 compared to legal, audit and advisory services of $1,119,700 in 1998. The decrease from 1998 to 1999 was mainly due to lower consulting fees as work was shifted from consultants to our personnel.


         Cost of cancelled financing. The cost of cancelled financing in 1998 was $606,721, which was incurred in connection with a planned public offering in 1998. The public offering was cancelled and the costs were expensed.

         General and administrative expenses. General and administrative expenses for 1999 were $1,270,413, an increase of $867,667 over the general and administrative expenses of $402,745 in 1998. The increase was due to increased activities in MSOAS and MSOAS moving into new offices during 1999.

         Marketing. Marketing expenses for 1999 were $300,157, a decrease of $352,333 from $652,490 for 1998. The decrease was a result of purchasing fewer marketing materials and services in 1999, and higher costs in 1998 related to participation in the Offshore Northern Sea Exhibition in Norway.


         Technical Development. Technical development costs for 1999 were $554,206 compared to no cost in 1998. The majority of these expenses were incurred by OSAS. We acquired a majority interest in OSAS in December 1998.

         Amortization of goodwill and intangibles. Amortization of goodwill and intangibles for 1999 was $3,885,167, an increase of $2,002,963 over the amortization of goodwill and intangibles of $1,882,204 in 1998. This increase is due to amortization of goodwill and intangibles acquired in connection with the acquisition of approximately 68% of the OSAS common stock in 1998. Goodwill of $32,929,340 and other purchased intangibles of $3,591,615 were acquired in the acquisition and are being amortized over 10 and 5 to 10 years, respectively.

         Interest expense. Interest expense for 1999 was $23,389, which was $69,880 below interest expenses of $93,268 in 1998. The reason for the decrease in interest expense is that in 1999, a larger portion of the borrowings were allocated to the construction of the Offshore Shuttle and therefore were capitalized rather than expensed.

         Results of operations for 2000, 1999 and 1998 are not indicative of the results expected in future periods due to increased costs to be incurred in developing, financing and constructing the first Offshore Shuttle, with no anticipated revenues from operation of the first Offshore Shuttle until 2003, at the earliest.

Quarterly Results

         The following tables present unaudited quarterly financial information for each of the four quarters in 1999 and 2000 on a historical basis. We believe the quarterly information contains all adjustments, consisting only of normal recurring adjustments, necessary to fairly present this information. The operating results for any quarter are not necessarily indicative of the results for any future period.


                                                       Three months ended
                            -----------------------------------------------------------------------
                            December 31,   September 31,   June 31,       March 31,     December 31,
                                2000           2000          2000           2000           1999
                            -----------    -----------    -----------    -----------    -----------
Operating revenues          $   109,552    $   108,536    $        --    $        --    $    45,332
                            -----------    -----------    -----------    -----------    -----------

EXPENSES
 Personnel costs                465,382        492,338        221,165        315,810          2,460
 Legal, audit  and
advisory services               106,614         59,201        115,311        115,306        104,776
 General and
administrative                   91,551        170,023        128,843        249,012        503,405
 Marketing                       25,560         37,624         49,396         55,156         48,644
 Technical development           (1,930)            --             --         29,197        275,707
 Depreciation                    13,302         27,982         13,726         23,503         23,726
 Amortization - goodwill
and intangibles               1,016,916      1,016,899        996,369        972,571        980,521
 Currency exchange loss
(gain)                           (2,007)        (8,082)        (1,944)        (4,629)       (56,690)
                            -----------    -----------    -----------    -----------    -----------

 Total operating
expenses                    $ 1,715,388    $ 1,795,985    $ 1,522,866    $ 1,755,926    $ 1,882,550
                            -----------    -----------    -----------    -----------    -----------

 Interest expense, net of
capitalized                       3,772         15,996          1,151          7,346          3,499
 Interest income                 (3,013)        (1,390)        (3,432)        (4,431)       (15,874)

 Net loss before
minority interest           $(1,606,595)   $(1,702,055)   $(1,520,585)   $(1,758,841)   $(1,824,842)
                            -----------    -----------    -----------    -----------    -----------

 Minority interest                   --             --        (44,302)      (181,626)      (150,338)
                            -----------    -----------    -----------    -----------    -----------

 Net loss                   $(1,606,595)   $(1,702,055)   $(1,476,282)   $(1,577,215)   $(1,674,504)
                            ===========    ===========    ===========    ===========    ===========

Basic and diluted loss
per share                         (0.04)         (0.04)         (0.03)         (0.04)         (0.05)
                            ===========    ===========    ===========    ===========    ===========


                            September 31,     June 31,     March 31,
                                1999           1999          1999
                            -----------    -----------    -----------
Operating revenues          $    36,072    $    23,732    $        --
                            -----------    -----------    -----------

EXPENSES
 Personnel costs                409,664        330,753        410,630
 Legal, audit  and
advisory services                68,267        119,082        180,833
 General and
administrative                  188,804        442,069        260,570
 Marketing                       76,719         70,149        104,646
 Technical development            9,445         72,465        196,589
 Depreciation                    23,076         24,929         24,486
 Amortization - goodwill
and intangibles                 968,215        937,306        999,124
 Currency exchange loss
(gain)                          (76,051)        89,350         15,386
                            -----------    -----------    -----------

 Total operating
expenses                    $ 1,668,139    $ 2,086,102    $ 2,192,264
                            -----------    -----------    -----------

 Interest expense, net of
capitalized                       8,612         (5,974)        17,252
 Interest income                 (5,058)       (14,210)       (21,722)

 Net loss before
minority interest           $(1,635,621)   $(2,042,186)   $(2,187,793)
                            -----------    -----------    -----------

 Minority interest              (28,956)       (88,728)       (58,568)
                            -----------    -----------    -----------

 Net loss                   $(1,606,665)   $(1,953,458)   $(2,129,225)
                            ===========    ===========    ===========

Basic and diluted loss
per share                         (0.05)         (0.06)         (0.06)
                            ===========    ===========    ===========

Business Strategy

         Subject to market demand, performance results, and other factors, we anticipate the first Offshore Shuttle will conduct two commercial operations in its first year in service, five operations each year the next two years, and six operations in each year thereafter. We anticipate the second, third and fourth Offshore Shuttles will perform four operations in their first year of service, and six in each year thereafter. In making the foregoing forecasts, we have assumed that each commercial operation, including all pre-engineering work, will take up to one year to complete, with the offshore portion calculated to be four weeks on average.

         We intend to focus our initial efforts on installing topsides in the Gulf of Mexico and off the cost of West Africa and Brazil, and on decommissioning large, intermediate depth structures in the North Sea, the North East Atlantic, and other regions where we anticipate the advantages of using the Offshore Shuttle will be most prominent. We ultimately intend to provide a full range of services, including decommissioning, installing, transporting, and recycling/disposing of various types of structures.

Rights to the Offshore Shuttle

         The intellectual property rights to the Offshore Shuttle concept were transferred to MSOAS (by virtue of its merger with OSAS) by Gunnar Foss and Per Bull Haugsoen, the developers of the Offshore Shuttle concept, pursuant to an Agreement Regarding Intellectual Property. The Intellectual Property Agreement provides that if MSOAS shall cease to actively engage in its activities relating to the Offshore Shuttle concept, then, subject to a six-month cure period, the intellectual property rights shall revert back to Messrs. Foss and Haugsoen. In such event, we will be unable to obtain any value from the future sale or exploitation of the intellectual property rights. In addition, if MSOAS desires to transfer the intellectual property rights, Messrs. Foss and Haugsoen have a right of first refusal with respect to such transfer. In March, 2000, an Addendum to the Intellectual Property Agreement was signed which provides that the two individuals shall waive their right to have the intellectual property rights transferred back to them as well as their right of first refusal. The waiver is subject to the fulfillment of certain conditions, including our receipt of a written commitment for the financing of the first Offshore Shuttle, and our entering into contracts for the design, construction, and fabrication of the first Offshore Shuttle. In consideration of the waiver, we shall grant each of the two individuals, upon the satisfaction of such conditions, warrants to purchase 125,000 shares of common stock at $1 per share.

Goodwill and Other Intangibles

         Goodwill and other purchased intangibles arising from the acquisitions of MSOAS and OSAS are being amortized over periods ranging from 5 to 10 years, their estimated useful lives. Goodwill is being amortized over 10 years which is the expected future benefit period over which cash flows will be generated to recover the goodwill. Since we are a development stage company, there can be no assurance that such cash flows will be generated. As of December 31, 2000, goodwill represented 69.45% of total assets and 84.82% of total shareholders' equity.

Liquidity and Capital Resources

         Our ability to continue as a going concern is dependent on our ability to obtain significant additional financing. As of December 31, 2000, we had cash and cash equivalents of $203,207, an accumulated deficit of $18,933,079, shareholders' equity of $30,563,623, and a working capital deficit of $6,191,824. We are in the development stage with no operating assets presently generating cash to fund our operating and capital requirements. Accordingly, the independent auditor's report on our financial statements has an explanatory paragraph addressing our ability to continue as a going concern.

            On March 1, 1999, we entered into a loan agreement with ValorInvest, Ltd., an investment company, pursuant to which ValorInvest agreed to lend us an aggregate of up to $6,000,000. The loan agreement was amended and restated as of December 31, 1999, and was further amended as of December 31, 2000. The loan agreement provides that advances shall be made in increments of $250,000 and shall not exceed $500,000 in any single month unless agreed to by ValorInvest. Any monies advanced under the loan agreement shall bear interest at the rate of 7.5% per annum and shall be due and payable on June 30, 2001; except that if we raise, in the aggregate, in excess of $5,000,000 from equity or long term debt financing after January 1, 2000, then the loan shall be due to the extent of 25% of such excess. As of December 31, 2000, $3,875,000 had been advanced under the loan agreement, and $2,550,000 was outstanding under the loan agreement.

         In August 1999, we entered into a loan agreement with Statens naerings og distriktsutviklingsfond (the Norwegian Industrial and Regional Development Fund, "SND"), pursuant to which SND agreed to lend us an aggregate of up to NOK 4,000,000, (approximately $450,000), to finance specific tasks within the Offshore Shuttle project. As of December 31, 2000, NOK 2,358,617 ($265,300) had been advanced under the loan agreement. The principal is repayable over a five-year period commencing two years after disbursement, in semi-annual installments, each in the amount of NOK 400,000.

         In February 2000, we entered into a loan agreement with MFC Merchant Bank S.A, an investment company, pursuant to which MFC agreed to lend an aggregate of up to $2,000,000, provided that advances shall not exceed $350,000 in any single month. Any monies advanced under this loan agreement shall bear interest at the rate of LIBOR plus 3.5% per annum and shall be due and payable in full on February 25, 2001. As of December 31, 2000, $900,000 was outstanding under this agreement. MFC has agreed to extend the maturity date of the $900,000 loan to June 30, 2001.

         In April 2000, we consummated a private placement of 450,000 shares of common stock for gross proceeds of $315,000. In June 2000, we consummated a private placement of 571,429 shares of common stock for gross proceeds of $400,000. In December 2000, we consummated a private placement of 475,000 shares of common stock for gross proceeds of $190,000.

         In July 2000, we entered into a loan agreement with Mr. Holger Timm, pursuant to which Mr. Timm agreed to loan us an aggregate of up to $1,500,000, provided that advances shall not exceed $500,000 in any single month. Any monies advanced under the loan agreement shall bear interest at the rate of 7.5% per annum and shall be due and payable in full on December 31, 2000. The advances may be converted at the option of Mr. Timm into shares of our common stock at 80% of the five day average trading price of the common stock prior to conversion, but not less than a floor price as calculated pursuant to the loan agreement. In January 2001, the $1,450,000 that had been advanced under the loan agreement plus $42,396 in interest thereon was converted into shares of our common stock at $0.40 per share.

         In January 2001, we sold 1,000,000 shares of common stock for gross proceeds of $200,000.

         In February and March 2001, we sold 5,000,000 shares and warrants to purchase 5,000,000 shares exercisable at $0.10 per share for aggregate gross proceeds of $505,000. The warrants expire on July 1, 2001. In May 2001, warrants to purchase 1,000,000 shares were exercised for gross proceeds of $100,000.

            In February, March, and April 2001 we sold a total of 850,000 shares of common stock to some of our officers, directors and employees for aggregate gross proceeds of
$85,000.

         We are seeking to obtain additional capital. In October 1998, we entered into an engagement letter with MFC Merchant Bank S.A. pursuant to which MFC shall act, on a best-efforts basis, as our agent in raising additional capital. As consideration for its services, MFC shall receive a success fee equal to five percent of the capital raised plus DM 100,000 (approximately $47,350) per month until the completion or termination of the MFC financing. In addition, all of MFC's out-of-pocket expenses shall be reimbursed, and if we raise the necessary funds through another source, MFC shall receive a break-up fee equal to the greater of $1,200,000 or 350,000 shares of common stock. MFC agreed to defer the monthly fee obligation from May 1, 2000 through December 1, 2000. In return for granting this deferral, the deferred fees were increased by 10%. This 10% premium may be paid with shares of common stock. Effective April 1, 2001, MFC will no longer receive a monthly fee, but will invoice us for services rendered at our request.

         In November 2000, we retained Frost & Partner GbR ("F&P") to help arrange a $20 million to $40 million financing for us. Under the terms of the agreement, F&P received $15,000 upon being retained, and will receive up to an additional $30,000 in connection with their due diligence and the preparation of presentation documents. In addition, F&P will receive a success fee equal to two percent of the capital raised during the term of the agreement or during the six-month period thereafter (or 1% if the money is raised other than through F&P's efforts). The agreement expires May 30, 2001.

         In September 1999, the Board of Westdeutsche Landesbank Girozentrale (WestLB) of Dusseldorf issued its conditional approval to underwrite a U.S. $157.5 million loan facility for the first Offshore Shuttle. Based on such approval, we have mandated WestLB to act as sole arranger and underwriter for the financing. WestLB's commitment is subject to several material conditions, including the satisfactory completion of its due diligence, our obtainment of European government guarantees to secure a significant portion of the loan facility, and our completion of an additional equity financing. We are seeking to fulfill these conditions.

         There can be no assurance that the conditions to the WestLB financing will be satisfied or, if satisfied, that the WestLB financing will be consummated on reasonable terms or at all. If it is not completed, we may be required to significantly curtail or cease our proposed activities. Although we believe that the proceeds from the WestLB financing, if completed, will enable us to construct the first Offshore Shuttle, there can be no assurance in that regard. Moreover, even if the WestLB financing is consummated, our future capital requirements could vary significantly and will depend on certain factors, many of which are not within our control. Such factors include

         o the need for cash to fund the construction of additional Offshore Shuttles;

         o        greater than anticipated expenses; and

         o longer engineering, development, and construction times than now contemplated.

         If we are successful in completing the first Offshore Shuttle, we believe we will be able to fund the construction of additional Offshore Shuttles from our future operating cash flows or short or medium term debt financing. There can be no assurance, however, that our beliefs will prove to be accurate.

Recent Pronouncements

         In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. The Statement requires us to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. The adoption of Statement No. 133 on January 1, 2001 will result in no cumulative effect of an accounting change, as we do not utilize derivatives.

Quantitative and Qualitative Disclosures About Market Risk

         Interest Rate Risk. Our exposure to market risk for changes in interest rates relates primarily to our notes payable and long-term debt. We believe our exposure to interest rate risk is not material since our current notes payable consist of fixed rate indebtedness, and the long-term variable rate debt obligation is not material. The fair value of the fixed rate notes payable approximates its carrying value due to its short-term maturity.

         Interest rate risk may arise if we are successful in obtaining debt financing to finance the building of the first Offshore Shuttle. In such an event, we will assess the extent of our interest rate risk and may enter into hedging transactions to reduce our exposure and to ensure our ability to service our debt.

         Foreign Exchange Risk. Foreign exchange risk may arise if we are required to use different currencies for various aspects of our operations. Although the principal currency used in the offshore decommissioning industry is the U.S. dollar, the local expenditures of MSOAS (e.g., rent, telephone, payroll, etc.) are likely to be paid in Norwegian kroner, and it is possible that the contract for construction of the first Offshore Shuttle will be denominated in a currency other than the U.S. dollar or the Norwegian kroner. We currently have no foreign exchange contracts.

                                    BUSINESS

General

         Through our wholly-owned Norwegian subsidiary, Marine Shuttle Operations AS, we are seeking to become a leading player in the market for decommissioning, installing, and transporting offshore oil and gas structures.

         Offshore oil and gas structures typically are decommissioned or installed using crane ships and other support vessels. Most structures, however, are too large to be lifted by existing cranes. As a result, decommissioning is accomplished by cutting the particular structure into many pieces before being lifted. For installation, the structure must be fabricated in numerous pieces and assembled at the installation site. In both cases, the procedure is difficult, dangerous, expensive, and time consuming.

         We have designed a vessel, the "Offshore Shuttle," which we believe will be capable of lifting and carrying large offshore oil and gas structures, eliminating the need for extensive cutting prior to decommissioning and permitting onshore assembly prior to installation. We anticipate that construction of the first Offshore Shuttle will commence six months after the receipt of sufficient capital and will be operational 18 months thereafter. Construction of a second Offshore Shuttle is intended to commence one year after construction of the first Offshore Shuttle begins, and construction of a third and a fourth Offshore Shuttle is intended to commence one year after construction of the second begins.

         We have formed strategic alliances with Thyssen Krupp Stahlunion GmbH, RC Consultants AS, and Schuller Industrieentsorgung AG to test, develop, manufacture, and commercialize the Offshore Shuttle concept. See "Strategic Alliances."


The Market

         There are now more than 6,500 offshore oil and gas installations worldwide located on the continental shelf of approximately 53 countries. Of these, there are approximately 4,000 structures in the Gulf of Mexico, 950 in Asia, 700 in the Middle East, 400 in Europe, and the balance are scattered throughout the rest of the world. Of the European total, more than 300 are in the North Sea and the North East Atlantic.

         Many different types of installations exist, each one being uniquely designed based on the characteristics of the installation site, including the water depth, the seabed characteristics, and the reservoir, wave, and current conditions. Of the current installed base of structures, more than 5,800 are fixed steel installations. Although most fixed steel installations are situated in shallow waters (i.e., less than 75 meters), there are three hundred to four hundred fixed steel installations situated in intermediate water depths (i.e., 75 to 200 meters). These deeper water structures tend to be much larger than their shallow water counterparts.

         Fixed steel installations are comprised of two elements: the topside and the substructure or "jacket." The topside is the above-water portion of the installation that contains the processing, drilling, and accommodation facilities. Topsides vary enormously in size and function. Weights range from a few hundred tons for small topsides in the Gulf of Mexico to over 50,000 tons for large topsides in the North Sea. Topsides may be built as separate modules, as an integrated unit, or as a combination of the two (i.e., an integrated deck containing process facilities topped by individual modules). The choice of system depends on the facilities required and the method by which the topside is installed. Topsides typically are transported offshore either on barges or on the deck of the crane vessels.

         A jacket is a lattice-work of steel tubes anchored to the seabed by piles driven up to 100 meters into the soil. They can weigh over 30,000 tons, have a wide base (up to 120 meters across), and taper towards the top. The vast majority of jackets are transported to their offshore site by barge. Small jackets can be lifted off the barge and placed in the water vertically. Large jackets, whether barge launched or crane lifted, enter the water horizontally and are then ballasted by controlled flooding to the vertical position before being lowered into place. Once the jacket is piled into the seabed, the topside generally is installed by crane.

         In addition to fixed steel structures, the current installed base of structures includes:

         o concrete gravity base structures (typically found in shallow and intermediate water depths);

         o various types of floating structures such as tension leg platforms, deep draft caisson vessels, compliant towers, spars, and floating production, storage and offloading vessels (typically situated in deep waters --i.e., more than 200 meters), and

         o subsea structures which include the equipment needed to develop satellite fields and the seabed equipment associated with floating installations.

         We believe that over the next 20 years, approximately $35 billion will be spent on the installation of new structures. We also believe that over the next 30 years, most of the currently installed base of structures will have to be decommissioned at an estimated cost of $20 billion to $40 billion. It is anticipated that significant portion of this amount will be spent on the three hundred to four hundred large, steel, intermediate water depth installations that are substantially more difficult to remove using existing technology than their shallow water counterparts. This is most evident in the North Sea and the North East Atlantic where, due to the harsh environment and the significant number of large, intermediate depth steel structures, the anticipated decommissioning costs are considerably greater than in the rest of the world. Indeed, it is estimated that approximately fifty to sixty percent of worldwide decommissioning costs will be spent in the North Sea and the North East Atlantic, even though such regions account for just five percent of the total number of installations. Our initial decommissioning efforts will focus on these large, intermediate depth steel structures.

Decommissioning

         Decommissioning is the multi-stage process of removing an offshore oil or gas installation. The process includes planning and engineering the removal of the installation, obtaining necessary regulatory approvals, removing the installation, sealing the wells, and transporting the installation for re-use, recycling, or disposal. Removal costs can range from $2 million for smaller platforms in shallow waters to more than $140 million for larger ones in deeper waters.

         A number of different methods currently are utilized to remove an offshore installation. Determining which method is most appropriate for a particular installation is a function of numerous factors, including:

         o the installation's size, weight, construction type, and distance from shore;

         o the water depth, seabed characteristics, reservoir, wave, and current conditions of the site of installation; and

         o        safety considerations.

         The typical method of removal involves cutting the particular structure into many pieces. Crane ships and other support vessels are used to lift the pieces onto barges or, in some instances, onto the deck of the crane ships themselves. The cutting is necessitated by the limited lifting capabilities of existing crane ships. Complications often arise, however, in determining the maximum lift capability during decommissioning operations. The largest cranes theoretically are capable of lifting objects up to 14,000 tons. During an actual lift, however, various factors will significantly reduce the theoretical lift capability including:

         o        vertical and horizontal clearance;

         o        the required outreach or upreach of the crane boom;

         o anchoring requirements; o proximity to other facilities, subsea wellheads, and pipelines;

         o        location characteristics; and

         o        the size and structural integrity of the pieces to be lifted.

         This is best illustrated by the removal of the Odin jacket in Norway. Two cranes, with a combined maximum theoretical lift capacity of 14,000 tons, were engaged to remove a jacket that weighed approximately 10,000 tons. Despite the significant disparity between the cranes' maximum theoretical lift capacity and the weight of the jacket, the jacket had to be cut into four sections, each of which was lifted separately.

         Several companies have offered or have proposed solutions for lifting large platforms in one piece. These involve the use of multiple barges, twin-hull tankers, split-hull tankers, and U-shaped semi-submersibles. One such solution, known as Versatruss, is comprised of two barges and an array of booms, rigging, and winches. The components are assembled together to produce what is essentially a giant scissors jack. The barges are symmetrically placed around the platform, and the booms from each barge are placed in receptacles that have been welded to the platform deck. The barges are pulled together sideways using winches. This causes the angle of inclination of the booms to increase, forcing the deck upwards. We believe that the utility of Versatruss and most of these other alternative solutions will be limited to the lifting of topsides in calm waters. Although some of such lifting systems may be capable of lifting jackets, we believe that the vertical clearance limitations inherent in each of such systems will inhibit their ability to lift the jackets onshore. Rather, we believe that such systems only will be capable of towing jackets from one installation site to another. We cannot assure you that our beliefs will prove to be accurate. See "Risk Factors--We may face intense competition and our technology may become obsolete."

         Removal of a few of the larger, older jackets that are equipped with flotation systems may be attempted by re-floating them. During installation, the flotation systems were used to float the jackets while being towed to the installation site. At the site, the flotation tanks were ballasted, foundation piles were then added to fasten these structures to the seabed, and any temporary buoyancy aids were removed. If the foundation piles can be removed and the flotation tanks can be deballasted or temporary buoyancy aids can be added, then it might be possible to refloat the structures. Given the age of these structures, however, the condition of the flotation systems is questionable.

         Certain countries also permit the decommissioning of offshore oil and gas structures by partially removing them or by toppling the structures and leaving them on the seabed. Many countries, however, citing environmental and other concerns, do not allow these forms of decommissioning in their territorial waters. See "Regulations."

         We believe that the Offshore Shuttle will represent a new, cost-effective alternative for decommissioning offshore oil and gas platforms, particularly large, intermediate depth structures.

Installation

         Limited crane capacity also affects the topside installation market. Topsides often are installed by transporting the topside to the site on a barge, and using cranes to lift it from the barge onto the structure on which it is to be installed. We believe that many of the topsides that will be installed over the next 20 years will be too large to be lifted by existing cranes, precluding them from being assembled onshore and installed in one piece. Rather, they will have to be fabricated in numerous pieces and assembled at the installation site. This is not ideal since offshore platform assembly can cost up to ten times more than onshore assembly. As an alternative, topside installation can be accomplished by transporting the topside to the site using two vessels aligned in a catamaran-type fashion, floating over the structure on which the topside is to be installed, and lowering the topside onto the structure by flooding the tanks in the transport vessels. The weight of the topsides that can be installed using this "float over" method is limited, however, because of the pitching and heaving of the transport vessels during transport and installation.



         As offshore exploration increases with increased demand for oil and gas, we believe that the cost savings from a "single lift" solution will become even more prominent. We believe the Offshore Shuttle will provide such a solution.

The Offshore Shuttle

         Operation. The Offshore Shuttle's design is based on the Archimedes principle: putting water into a floating object will cause it to submerge, and letting water out will cause it to rise. In essence, the Offshore Shuttle is designed to be a large buoyancy tank that can be submerged for placement under or adjacent to an offshore installation and then elevated to lift the installation.

         We envision a typical platform removal operation commencing with the preparation of the Offshore Shuttle at its home base and the preparation of the platform for removal. Pre-removal preparations will include:

         o conducting a detailed analysis and preparing a comprehensive method statement of all of the tasks to be performed in the removal operation;

         o adjusting the Offshore Shuttle's lifting frame for the installation to be removed; and

         o equipping the topside support legs or the underside of the topside deck with specially prepared docking connections.

         Upon completion of the pre-removal preparations, the Offshore Shuttle will be towed--it is not a self-propelled vessel--to the offshore site by several vessels, one of which will serve as the control center for the removal operation.

         The topside will be removed first. The Offshore Shuttle will be partially submerged (i.e., ballasted) and guided into position under the topside by the use of guidance tugs or mooring anchors. The tugs or anchors will keep the Offshore Shuttle in position while the topside is cut from the jacket. Alternatively, the Offshore Shuttle can be moved into position after cutting the topside from the jacket. Once cut, the topside and the jacket will be temporarily secured to each other by clamps that will be designed specifically for the installation being removed. The Offshore Shuttle will be deballasted, causing it to rise in the water until the lifting frame on the Offshore Shuttle connects with the docking connections on the topside. The temporary clamps then will be unfastened from the jacket. Once the topside is lifted, it can be seafastened to the Offshore Shuttle for transport to another offshore site, or to a land site for dismantling or refurbishment.

         The Offshore Shuttle then will be towed to the offshore location to perform the jacket removal. At the site, the Offshore Shuttle will be ballasted at one end so that it is sitting vertically in the water. It will be maneuvered by tugs or mooring anchors into position and connected with the jacket. The tugs or anchors will keep the Offshore Shuttle in place while the connection to the jacket is made. The top of the jacket will be connected by tension mechanisms to the top of the Offshore Shuttle and the jacket legs will be cut at the seabed. Alternatively, the Offshore Shuttle can be moved into position after cutting the jacket legs at the seabed. The Offshore Shuttle will "scoop up" the jacket by deballasting into its original horizontal position. The jacket will be seafastened to the Offshore Shuttle and transported to another offshore site, or to a land site for dismantling or refurbishment.

         We believe the Offshore Shuttle will be able to remove most of the largest topsides in one piece and also will be capable of diving partly below the water surface to remove a complete jacket in one operation. The maximum weight of the structures which can be handled is a matter of design, but we believe that a 19,000 ton Offshore Shuttle will be capable of lifting topsides weighing up to approximately 22,000 tons and jackets weighing up to approximately 12,000 tons, in one piece without the use of large crane barges.

         Once a structure is removed, we believe that the Offshore Shuttle will be able to be used as a barge for transport. It is anticipated that the removed structure will lie in project-specific cradles on the Offshore Shuttle to help prevent damage to the object during transportation. This is particularly important where reuse of the marine structure is of interest. In addition, we believe that it may be possible to design the Offshore Shuttle with a cover at one end so that by ballasting it 180 degrees into a vertical position, a very large working deck would be created 50 to 60 meters above water level. If so, the working deck could be positioned above structures (e.g., ships) or beneath structures (e.g., bridges) for use as a platform from which equipment could be operated.

         The cost of constructing an Offshore Shuttle is estimated to be between $100 million and $200 million, depending on size. We anticipate that approximately 20 people will be required for a typical Offshore Shuttle decommissioning operation compared to the typical crane ship operation that requires up to 200 people. Additional support vessels are needed for both crane ship and Offshore Shuttle operations.

         We believe that the Offshore Shuttle's principal advantage over existing decommissioning methods will be its ability to remove and carry large structures in one piece. By eliminating the need to cut installations into many smaller units, offshore operation time, costs, and risks will be significantly reduced and reuse of the installation will become a more viable alternative. We believe the Offshore Shuttle's anticipated versatility will make it a unique alternative for handling marine objects, both inshore and offshore.

         Dimensions. Based on current designs, each Offshore Shuttle will consist of six longitudinal tubes, four transverse tubes, and twelve vertical tubes. Although the dimensions of each Offshore Shuttle will vary based on the average size installation a particular Offshore Shuttle is designed to handle, it is anticipated that each Offshore Shuttle will be 130 to 200 meters long, 70 to 95 meters wide, and 60 meters high. The diameter of each tube will be approximately 10 meters. Each tube will be ring-stiffened in order to resist the hydrostatic pressure associated with installation or retrieval of marine structures. The longitudinal tubes may be ballasted by letting water in or deballasted by pumping water out.

         There may be a fixed, 4,000 ton ballast in one of the outer transverse tubes to ensure sufficient stability. In addition, there will be separate ballasting compartments at one end of the two outer lower longitudinal tubes. These compartments will enable the Offshore Shuttle to maintain a horizontal position when the center of gravity of the object being transported or unloaded is close to the bottom of the Offshore Shuttle.

         It is anticipated that the total weight of each Offshore Shuttle will range from 8,000 tons to 20,000 tons, depending upon the task for which it is designed. The main dimensions (as described above) may be changed depending on our determination of the number and types of marine objects which are to be installed or removed in the foreseeable future. It is our intention to have each Offshore Shuttle built for a dedicated region, however it is anticipated that only the first Offshore Shuttle will be capable of diving partly below the surface to remove a jacket.

         Testing. We believe that the technical risks associated with the Offshore Shuttle concept have been reduced by extensive model testing and rigorous calculations.

         o Using a 1:50 scale model of an Offshore Shuttle, motions in different ballast conditions were tested.

         o Ballasting/deballasting sequences were tested without any marine object, with a 1:50 scale model of 7,000 ton jacket, and with a 1:50 scale model of an 8,000 ton topside.

         o Hydrodynamics were tested by examining the motions of the Offshore Shuttle (with and without a marine object) in different positions and when subjected to wave forces, as well as its towing resistance in calm water and storm.

         In addition, based on engineering documentation, calculations, and model testing, Det Norske Veritas AS, an internationally-recognized society responsible for classification and technical inspections of merchant vessels, issued a Statement of Approval verifying the technical feasibility of the Offshore Shuttle concept for the transport and removal of certain offshore platform deck structures and jackets.

         Despite the testing, documentation, and approval, there can be no assurance that construction of the Offshore Shuttle will be successfully completed or that, if constructed, the Offshore Shuttle will function properly, will be operationally safe and environmentally friendly, or will enable us to provide decommissioning, installation, and transportation services in an effective manner or at all.

Business Strategy

         We are in the process of evaluating bids received from a number of construction yards which we believe have the capacity and capability to build an Offshore Shuttle. We anticipate that construction of the first Offshore Shuttle will commence six months after the receipt of sufficient capital and will be operational 18 months thereafter. Construction of a second Offshore Shuttle is intended to commence one year after construction of the first Offshore Shuttle begins, and construction of a third and a fourth Offshore Shuttle is intended to commence one year after construction of the second begins.

         Subject to market demand, performance results, and other factors, we anticipate that the first Offshore Shuttle will conduct two commercial operations in its first year in service, five operations each year the next two years, and six operations in each year thereafter. We anticipate that the second, third and fourth Offshore Shuttles will perform four operations in their first year of service, and six in each year thereafter. In making the foregoing forecasts, we have assumed that each commercial operation, including all pre-engineering work, will take up to one year to complete, with the offshore portion calculated to be four weeks on average.

         We intend to focus our initial efforts on installing topsides in the Gulf of Mexico and off the cost of West Africa and Brazil, and on decommissioning large, intermediate depth structures in the North Sea, the North East Atlantic, and other regions where we anticipate the advantages of using the Offshore Shuttle will be most prominent. We ultimately intend to provide a full range of services, including decommissioning, installing, transporting, and recycling/disposing of various types of structures.

         Offshore decommissioning activity in the North Sea and the North East Atlantic is highly seasonal, principally as a result of weather conditions. Historically, the greatest demand for offshore decommissioning services in such regions has been during the period from May through September. We may seek to partially offset the anticipated seasonality of our proposed operations by pursuing other potential opportunities such as leasing the Offshore Shuttle to third parties for bridge building, dry docking ships and floating platforms, and other uses. We cannot assure you that such other opportunities, if successful, will result in the anticipated offset of the seasonality of our proposed operations.

Strategic Alliances

         Our business strategy is dependent upon forming strategic alliances and relationships with joint venture partners, contract manufacturers, or other third parties, and upon the subsequent success of these parties in performing their responsibilities. In this regard, we have formed strategic alliances with Thyssen Krupp Stahlunion GmbH, RC Consultants AS, and Schuller Industrieentsorgung AG.

         o Thyssen Krupp Stahlunion GmbH. Thyssen Krupp Stahlunion GmbH, a subsidiary of Thyssen Krupp AG, will assist us in our marketing efforts and will provide us with the material and equipment procurement services necessary to build the Offshore Shuttle. Jurgen Ternieden, a director of our company, is an officer and the head of the Pipes, Offshore, Special Products Department of TKSU.

         o RC Consultants AS. RC Consultants AS, a Norwegian engineering company with more than 400 skilled offshore engineers, will assist in our engineering and operational activities.

         o Schuller Industrieentsorgung AG. Schuller Industrieentsorgung AG, a German service company, will provide us with expertise regarding waste management, onshore dismantling, and oil pollution prevention and cleanup. Franz Eder, our President and Chairman of the Board, and Dr. Hubert Besner, a director of our company, are members of the Supervisory Board of Schuller. Mr. Eder also is a shareholder of Schuller.

         In addition, our proposed offshore activities may require the use of large tug boats, unloading docks, subsea specialists, marine operators, diving support vessels, and various safety and supply boats. We may seek to form strategic alliances and relationships with third parties who provide these and other services.

         We believe that the use of these outside parties will help minimize our fixed costs and increase our flexibility by gaining access to qualified personnel when needed. We cannot assure you that such arrangements will be successful. If any of these arrangements are cancelled or are unsuccessful, and if we are unable to secure new alliances in their place, there would be a material adverse effect on us.

Proprietary Protection

         We have eight patents regarding various aspects of the Offshore Shuttle design and operation, and numerous patent applications are pending. In addition, we rely on unpatented proprietary know-how and trade secrets, and employ various methods including confidentiality agreements with employees, consultants and marketing partners to protect our trade secrets and know-how.

Competition

         We will face competition from companies which provide decommissioning, installation, or transport services using cranes and barges. In addition, several companies have offered or have proposed solutions for lifting large platforms in one piece. These involve the use of multiple barges, twin-hull tankers, split-hull tankers, and U-shaped semi-submersibles. Competition may also arise from vessels, processes, or technologies currently in development, or developed in the future, by other companies.

         We believe that our ability to compete will depend on many factors, both within and beyond our control, including:

         o        the reliability and cost-effectiveness of the Offshore
                  Shuttle;

         o        the effectiveness of our sales and marketing efforts;

         o        the quality of our strategic partners; and

         o the timing and market acceptance of new or improved vessels, processes, or technologies developed by us or others.

Regulations

         Decommissioning of facilities is governed by national legislation within the framework of international and regional regulations. Determining the applicable regulatory framework will depend, in part, on:

         o how the Offshore Shuttles are classified--e.g., as "ships," "vessels," "installations," etc.;

         o whether, and if so, where the Offshore Shuttles are registered or documented; and

         o        where our intended operations are performed.

         Although details differ, most oil and gas producing countries have adopted a similar approach to decommissioning. All feasible options for removal and disposal of offshore installations are assessed on a case-by-case basis. The offshore platform operator is required to prepare a decommissioning and abandonment plan which identifies the decommissioning and abandonment options, evaluates the technical feasibility of each option, assesses impacts on the environment and on society, and minimizes risks to human health and safety. The offshore platform operator then recommends to the responsible ministry the option which best balances the factors involved.

         In 1989, the International Maritime Organization, a technical arm of the United Nations dealing with safety of navigation, issued guidelines dealing with the removal of offshore platforms. Recognizing the magnitude and complexity of removal operations, the IMO Guidelines took into account not only the size of the platforms but also the capabilities of the removal vessels. The IMO Guidelines provide that installations weighing less than 4,000 tons that are in less than 75 meters of water must be completely removed, while bigger and deeper structures need be only partially removed provided the remains are covered by an unobstructed water column at least 55 meters deep. For structures emplaced on the seabed on or after January 1, 1998, the water depth threshold increases from 75 meters to 100 meters. In addition, all platforms installed on or after January 1, 1998 must be designed so that removal is feasible.

         In July, 1998, the contracting parties to the Convention for the Protection of the Marine Environment of the North East Atlantic (also known as the "OSPAR Convention"), which include the United Kingdom, Ireland, France, Spain, Portugal, Belgium, Germany, Denmark, Norway, Sweden, Finland, Luxembourg, the Netherlands, Iceland, the European Union, and Switzerland, agreed to restrictions more stringent than those set forth in the IMO Guidelines. Based on the premise that reuse, recycling, or onshore disposal generally will be the preferred options for decommissioning offshore platforms, the OSPAR Convention provides for a ban, effective February, 1999, on the dumping and the leaving (wholly or partially) in place of disused offshore installations located in the North Sea, the North East Atlantic, and certain other regions. Permits may be issued for alternative means of disposal if significant reasons can be shown as to why such alternative means are preferable to reuse, recycling, or onshore disposal.

Employees


         Marine Shuttle Operations Inc. employs three people, all of whom are executive officers. Marine Shuttle Operations AS employs three people. Our employees are not unionized or employed pursuant to any collective bargaining agreement or any similar agreement. We believe our relationship with our employees is satisfactory.


Technical Development

         Technical development expenses for the year ended December 31, 2000 and 1999 were $27,267 and $554,206 respectively. We did not incur technical development costs in 1998. We intend to continue to devote resources and capital, to the extent available, to technical development so we can develop and commercialize the Offshore Shuttle.

Properties

         MSOAS leases office space in Sandnes, Norway pursuant to a lease agreement with RC Group ASA. The lease agreement provides for an average annual rent of NOK 435,852 (approximately $49,027), and expires in 2003. Sverre Hanssen, the former Chairman of Marine Shuttle Operations AS, is the Chairman and the principal shareholder of RC Group ASA.

Legal Proceedings

         We currently are not a party to any material legal proceeding.

                                   MANAGEMENT

         The following table sets forth the names, ages and positions of our executive officers and directors:


Name                         Age          Position with Company

Franz Eder.................   40  President and Chairman of the Board
Iqbal Akram................   57  Vice President, CFO, Treasurer, and a Director
Stephen Adshead............   51  Vice President, Secretary, and a Director
Jurgen Ternieden(1)........   58  Director
Hubert Besner(1)...........   38  Director


----------
(1) Member of the Audit Committee


         Franz Eder has been our President and Chairman of the Board since April 14, 1998, a director of MSOAS since December, 1997, and the Chairman of MSOAS since April 2001. He has been Chairman of the Supervisory Board of Schuller Industrieentsorgung AG since May, 1998, and served as the general manager of Schuller from July, 1997 through May, 1998. From 1992 to 1997, Mr. Eder was General Manager at CETEM Industrieentsorgung und Wiederverwertung GmbH, a German company engaged in waste management. From 1990 to 1991, he was a consultant to several companies, and from 1989 to 1990, he was the head of the trade finance department at AMRO Handelsbank AG in Munich, Germany. Mr. Eder received a Masters of Business degree from Business University of Vienna in 1985.

         Iqbal Akram has been a director of our company since April 14, 1998. He has been our Vice President since February 19, 1998 and served as a consultant to us for a period of approximately two weeks prior thereto. On July 31, 2000, Mr. Akram became our Chief Financial Officer and Treasurer. Since 1992, he has been the managing director and a partner in Peregrine Consultants, S.A., a Luxembourg management consulting firm. He also has been the sole principal of Peregrine Consultants, United Kingdom since 1998. From February 1996 through March 1998, he served as a Group Finance and Corporate Director of the House of Habib, a Pakistani industrial, manufacturing, and financial services group. In 1995, he served as Group Financial Advisor to the Southern Electric Group in the implementation of a power project in Pakistan. He is currently a Fellow of the Institute of Directors, the Institute of Cost and Management Accountants, and the Institutes of Chartered Accountants in England, Canada, and Pakistan. He also is a director of Lombard Financial Investments S.A., an investment company located in Luxembourg, and Elan Asset Management Ltd., a SFA regulated asset management company in UK. He received a Bachelor of Science Honour degree from the London School of Economics and Political Science in 1965.

         Stephen Adshead has been Vice President and a director of our company since February 8, 2000, has been Secretary of our company since July 31, 2000, and has been Managing Director and a member of the Board of Marine Shuttle Operations AS since December, 1997. Since February, 1998, he has been the owner, an employee and a director of Mancorp AS, a consulting company. He has 26 years of experience in the oil, gas and shipbuilding industry managing large projects. From 1991 to 1998, Mr. Adshead worked for Phillips Petroleum Company Norway, where he was a member of the project management team assigned to the Ekofisk II project from 1994 to 1998. Mr. Adshead received his Honours Degree in Engineering from Edinburgh University in 1972.


         Jurgen Ternieden has been a director of our company since April 14, 1998, Chairman of the Board of Offshore Shuttle AS from March 1998 until its merger with Marine Shuttle Operations AS in September 1999, and an officer and the head of the Pipes, Offshore, Special Products Department of Thyssen Krupp Stahlunion GmbH since 1991. From 1981 to 1990, he was a senior sales manager and head of the Pipes Department at TKSU. Mr. Ternieden received his intermediate high school certificate from Realschule Muelheim in 1959.


         Hubert Besner has been a director of our company since May 6, 1998. Since January 2001, he has been partner in the international law firm Brobeck Hale and Dorr. From 1994 to 2000, he was a partner in the law firm of Besner Kreifels Weber, Munich, Germany. From 1992 to 1994, he was the head of the legal department of Schneider AG, a German real estate development company. He currently is the head of the Supervisory Boards of Cybernet Internet-Dienstleistungen AG and PIPECAD Integrierte Softwaresysteme AG, a director of Cybernet Internet Services International, Inc., and a member of the Supervisory Boards of Schuller, Vianet Telekommunikations AG, Typhoon Networks AG, and IPO Beteiligungen. Dr. Besner received his First State Exam in Law from Ludwig-Maximilians-Universitat in 1986, and his doctorate magna cum laude from Ludwig-Maximilians-Universitat in 1988.


         No family relationship exists between any director or executive officer and any other director or executive officer.


         Currently, we do not compensate our directors for their services in such capacity.


Employment Agreements


         On June 1, 1998, we entered into a two-year employment agreement with Franz Eder to serve as our President and Chairman of the Board. On April 10, 2000, the agreement was extended to June 1, 2001. The agreement provides that Mr. Eder shall devote only so much (but not less than 75%) of his professional and business time, attention, and energies to his duties and responsibilities as is reasonable to insure our proper conduct, and shall receive a salary of $100,000 per annum.

         Effective April 14, 1998, we entered into a two-year employment agreement with Iqbal Akram to serve as our Vice President. On April 10, 2000, the agreement was extended to June 30, 2001. The agreement provides that Mr. Akram shall devote at least 50% of his professional and business time to our company and shall receive a salary of $60,000 per annum.


         Effective February 8, 2000, we entered into a two-year loan out agreement with Mancorp AS for the services of Stephen Adshead. The agreement provides that Mancorp AS shall loan out the services of Mr. Adshead to us, and Mr. Adshead shall devote at least 50% of his professional and business time to our company. In consideration thereof, Mancorp AS shall receive an annual fee of $60,000. Mr. Adshead also is paid at a daily rate of NOK6,000 (approximately $675) for serving as Managing Director of MSOAS.

Compensation Committee Interlocks and Insider Participation

         Compensation decisions are made by Hubert Besner and Jurgen Ternieden, the non-employee directors of our company. Jurgen Ternieden is an officer and the head of the Pipes, Offshore, Special Products Department of Thyssen Krupp Stahlunion GmbH ("TKSU"). During 2000, we paid approximately $171,615 to TKSU. During 2000, Hubert Besner was a member of the law firm Besner, Kreifels, Weber. During 2000, we paid approximately $1,606 to Besner, Kreifels, Weber.

         No interlocking relationship exists between any member of our board of directors and any member of the board of directors or compensation committee of any other company.


Executive Compensation


         The following table sets forth information with respect to the compensation paid by us to our Chief Executive Officer and to each of our other executive officers who received salary and bonus payments in excess of $100,000 during the year ended December 31, 2000.





                           Summary Compensation Table


                            Annual Compensation                              Long Term Compensation
                            --------------------                          ------------------------------
                                                                          Awards                Payouts
                                                                          ------                --------
                                                                          Restricted
                                                          Other Annual    Stock        Option/   LTIP       All Other
Name and Principal          Fiscal   Salary      Bonus    Compensation    Award(s)     SARs      Payouts    Compensation
Position                    Year        ($)       ($)          ($)         ($)         (#)        ($)            ($)
------------------          ------   -------     -----    -------------   -----------  -------   --------   -------------
Franz Eder, Chairman of     2000     100,000       --        --            --           --      --              --
the Board and President     1999     100,000       --        --            --           --      --              --
                            1998      58,333       --        --            --           --      --              --
Stephen Adshead             2000     129,619       --        --            --           --      --              --
Director and Vice           1999     129,834       --        --            --           --      --              --
President                   1998     101,061       --        --            --           --      --              --

Stock Option Plan

         We have a stock option plan for employees, officers, directors, consultants, and advisors. Options granted under the stock option plan may be either incentive stock option or non-qualified stock options. We have reserved 2,000,000 shares of common stock for issuance under the stock option plan.


         Options granted under the stock option plan generally are not transferable, and the exercise price of incentive stock options must be at least equal to 100% (110% in the case of optionees who own more than 10% of the total combined voting power of all classes of our stock) of the fair market value of the common stock on the date of grant. As of March 31, 2001, 410,000 options were outstanding under the stock option plan.


         The stock option plan is administered by our Board of Directors. Our Board of Directors has the power to determine the terms of any options granted under the plan, including the exercise price, the number of shares subject to each option, and the exercisability of each option. The term of any option granted under the stock option plan may not exceed ten years. The specific terms of each option grant shall be approved by our Board of Directors.

Limitation of Liability; Indemnification

         Our Articles of Incorporation:

         o eliminate the personal liability of our directors to the fullest extent permitted by the General Corporation Law of the State of Nevada; and

         o provide that we shall indemnify, to the fullest extent permitted by the General Corporation Law, any and all persons whom we shall have the power to indemnify under the General Corporation Law from all expenses, liabilities, or other matters referred to in or covered by the General Corporation Law.

         Our By-Laws provide that we shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by us or in which we have the right to procure a judgment in our favor) by reason of the fact that such person is or was our agent, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding to the fullest extent permitted under the General Corporation Law.

                              SELLING STOCKHOLDERS


         The following table sets forth information regarding the shares owned by each of the selling stockholders as of May 7, 2001. All information contained in the table below is based upon information provided to us by the selling stockholders, and we have not independently verified this information.



                                                                                                Number of
                                                                   Number of                  Securities
                                  Number of Securities        Securities Offered              Beneficially           Percentage
                                   Beneficially Owned            for Selling                  Owned After             Owned
 Name of Selling Stockholder       Prior to Offering        Stockholder's Account              Offering**          after Offering
 ---------------------------     ----------------------     ----------------------           ---------------       ---------------
Holger Timm(4)                       9,444,990(8)                9,444,990(8)                        0                       0
Lothar Bart                            142,857                     142,857                           0                       0
K. Fondene AS                          475,000                     475,000                           0                       0
Erik Staumo                            158,580                     140,000                      18,580                       *
Niko Dimitrov                          150,000                     150,000                           0                       0
Hugo Skree                              94,197                      94,197                           0                       0
Sylke Timm(4)                          571,429(10)                 571,429(10)                       0                       0
Foss Finans AS                          59,820                      59,820                           0                       0
Jens Holtung                            47,602                      47,602                           0                       0
Maria Hareide                           70,950                      44,250                      26,700                       *
Kjell Markegard                         40,750                      33,750                       7,000                       *
Viken Skogeierforening                  31,851                      31,851                           0                       0
Johnco                                  56,500                      31,500                      25,000                       *
Pal Are Saetre                          25,320                      25,320                           0                       0
BG Bank International                   24,000                      24,000                           0                       0
Bjorn Stensrud                          23,400                      23,400                           0                       0
Tore Bjerkum                            22,537                      22,537                           0                       0
Wollebekk Eiendom AS                    22,500                      22,500                           0                       0
Horten Hus AS                           21,750                      21,750                           0                       0
Trallfa AS                              18,750                      18,750                           0                       0
Gunnar Greibrokk                        49,000                      18,000                      31,000                       *
Harrco A/S                              17,700                      17,700                           0                       0
Jan Qvale                               17,400                      17,400                           0                       0
Intervest AS (4)                     2,016,500                   2,016,500                           0                       0
Nordlandsbanken ASA                     17,250                      17,250                           0                       0
Winfried Baldus                         39,925                      15,675                      24,250                       *
Ulf Klovstad                            15,555                      15,555                           0                       0



                                                                                                Number of
                                                                   Number of                  Securities
                                  Number of Securities        Securities Offered              Beneficially           Percentage
                                   Beneficially Owned            for Selling                  Owned After             Owned
 Name of Selling Stockholder       Prior to Offering        Stockholder's Account              Offering**          after Offering
 ---------------------------     ----------------------     ----------------------           ---------------       ---------------
Kari Holtung                             15,000                     15,000                          0                       0
Cat Invest I                             15,000                     15,000                          0                       0
Violina AS                               15,000                     15,000                          0                       0
Sigfred Lyngo                           101,150                     15,000                     86,150                       *
Lars Irgens                              15,000                     15,000                          0                       0
Erik Gloersen(3)                         15,000                     15,000                          0                       0
Hex A/S                                  15,000                     15,000                          0                       0
Jan Telle                                15,000                     15,000                          0                       0
Trade Invest AS                          15,000                     15,000                          0                       0
Norsk Fiskerinaering                     15,000                     15,000                          0                       0
Ashild Reien                             15,000                     15,000                          0                       0
Torres Espeland                          14,580                     14,580                          0                       0
Carl Peder Eiendom AS                    12,000                     12,000                          0                       0
Rolf Bjerke Paulssen                     11,902                     11,902                          0                       0
Kjell Herman Andersen                    10,500                     10,500                          0                       0
Asbjorn Kvinlaug                          9,720                      9,720                          0                       0
Credit Suisse SA                          9,000                      9,000                          0                       0
Achilles Information Ltd                  9,000                      9,000                          0                       0
Birger Holten                            79,900                      9,000                     70,900                       *
Achilles Holdings AS                      9,000                      9,000                          0                       0
Sverre Olsen                              9,000                      9,000                          0                       0
Jon Unander                              11,745                      7,830                      3,915                       *
Aasens Trykkerier AS                     83,100                      7,500                     75,600                       *
Lars Christian Lindstad                   7,500                      7,500                          0                       0
Sindre Koppang                            7,500                      7,500                          0                       0
Preben Von Der Lippe                      7,500                      7,500                          0                       0
Gnisten Installasjon A/S                  7,500                      7,500                          0                       0
Knut Kolle                                7,500                      7,500                          0                       0
Gerhard N. Dahl A/S                       7,500                      7,500                          0                       0
Aage Hvinden                              7,500                      7,500                          0                       0
Textura AS                                7,500                      7,500                          0                       0
Truls Gunnar Moen                         7,500                      7,500                          0                       0
Sesserud AS                               7,500                      7,500                          0                       0



                                                                                               Number of
                                                                   Number of                   Securities
                                  Number of Securities        Securities Offered              Beneficially           Percentage
                                   Beneficially Owned            for Selling                  Owned After             Owned
 Name of Selling Stockholder       Prior to Offering        Stockholder's Account              Offering**          after Offering
 ---------------------------     ----------------------     ----------------------           ---------------       ---------------
Bjorn Rostad                              7,500                      7,500                          0                       0
Scotia AS                                 6,090                      6,090                          0                       0
Speedwash A/S                             6,000                      6,000                          0                       0
Gunnar Jorgensen                         28,500                      6,000                     22,500                       *
John M. Dahlen                            6,000                      6,000                          0                       0
Petter A. Dahl                            6,000                      6,000                          0                       0
Ole Jorgen Hallingstad                    6,000                      6,000                          0                       0
Fana AS                                   5,314                      5,314                          0                       0
Sten Stensen                              5,070                      5,070                          0                       0
Thor Stang                              176,510                      5,010                    171,500                       *
Noreiendom AS                             4,860                      4,860                          0                       0
Kenneth Bentsen                           4,500                      4,500                          0                       0
Astri Elisabeth Wiik Lohne                4,500                      4,500                          0                       0
Dathoen                                   4,500                      4,500                          0                       0
Ole Martin Granli                         4,500                      4,500                          0                       0
Terje Rosjo                              24,025                      3,825                     20,200                       *
Jon Gulowsen                              3,750                      3,750                          0                       0
Stein Hjelseth                            3,750                      3,750                          0                       0
Thor Tharaldsen                           3,750                      3,750                          0                       0
Lisbeth Eriksrud                          3,000                      3,000                          0                       0
Sonnik Jorgensen                          3,000                      3,000                          0                       0
Estate of  Knut S. Hauge                  3,000                      3,000                          0                       0
Hanne Elise Dahl                          3,000                      3,000                          0                       0
Sven Hesstvedt                            3,000                      3,000                          0                       0
Kari Schoyen                              3,000                      3,000                          0                       0
Lillehaug Holding AS                      3,000                      3,000                          0                       0
Truls Harald Langeland                    3,000                      3,000                          0                       0
Aslaug Ness                               3,000                      3,000                          0                       0
Ingvill Ness                              3,000                      3,000                          0                       0
Steinar Ness                              3,000                      3,000                          0                       0
Jac. Moe AS                               3,000                      3,000                          0                       0
Jon Fosse                                12,990                      2,940                     10,050                       *
P. Van Eig                                2,898                      2,898                          0                       0




                                                                                                Number of
                                                                   Number of                  Securities
                                  Number of Securities        Securities Offered              Beneficially           Percentage
                                   Beneficially Owned            for Selling                  Owned After             Owned
 Name of Selling Stockholder       Prior to Offering        Stockholder's Account              Offering**          after Offering
 ---------------------------     ----------------------     ----------------------           ---------------       ---------------
Venture Invest AS                          2,703                      2,703                          0                       0
G.R. Fuglesang Shipping AS                 2,700                      2,700                          0                       0
Tom Dommisse                               2,400                      2,400                          0                       0
Union Bank of Norway Int. S.A              2,400                      2,400                          0                       0
Line Beston                                2,400                      2,400                          0                       0
Rolf Arentz-Hansen                         2,250                      2,250                          0                       0
Arve Kristoffersen                         2,250                      2,250                          0                       0
Tom Sorli                                  2,250                      2,250                          0                       0
Frank G. Samuels                         372,204                      2,205                    369,999                       *
Jochen Schene                            179,704                      2,205                    177,499                       *
Juergen Ternieden(1)                     434,704                    102,205                    332,499                       *
Mahmoud Elborai                            2,205                      2,205                          0                       0
Stephen Adshead(1)(2)                    102,205                    102,205                          0                       0
P.M.De Pree-Domisse                        2,148                      2,148                          0                       0
Stale Thoen Von Krogh                      1,950                      1,950                          0                       0
Alexander Ness                             1,710                      1,710                          0                       0
Karin Anema                                1,500                      1,500                          0                       0
Cato Saelid                                1,500                      1,500                          0                       0
Rolf Jorgensen                             1,500                      1,500                          0                       0
Tor Bo                                     1,500                      1,500                          0                       0
Morten Buskop                              1,500                      1,500                          0                       0
Magnus Aass                                1,500                      1,500                          0                       0
John Magne Hommersand                      1,500                      1,500                          0                       0
Jan Krohn-Hansen                          47,810                      1,500                     46,310                       *
Lisa Marie Ness Klungland                  1,500                      1,500                          0                       0
Viljar Ness Klungland                      1,500                      1,500                          0                       0
Rolfe Andre Ness                           1,500                      1,500                          0                       0
Bent Konrad Moen                           1,500                      1,500                          0                       0
Ingeborg Reinhardt-Muller                  1,125                      1,125                          0                       0
Arnulf Solberg                             1,050                      1,050                          0                       0
Kolbein Jorgensen                            975                        975                          0                       0
Johan Edvard Grimstad                        900                        900                          0                       0
Jens Solberg                                 900                        900                          0                       0




                                                                                                Number of
                                                                   Number of                  Securities
                                  Number of Securities        Securities Offered              Beneficially           Percentage
                                   Beneficially Owned            for Selling                  Owned After             Owned
 Name of Selling Stockholder       Prior to Offering        Stockholder's Account              Offering**          after Offering
 ---------------------------     ----------------------     ----------------------           ---------------       ---------------
Firma Thor Stang                            772                        772                          0                       0
Katinka Marie Foss                          750                        750                          0                       0
Kim Henrietta Foss                          750                        750                          0                       0
Sebastian Joop Foss                         750                        750                          0                       0
Henriette Helena Pijzel                     750                        750                          0                       0
Cita Van Tangeren                           750                        750                          0                       0
Geir Sevald Hornseth                        750                        750                          0                       0
Atle Bye                                    750                        750                          0                       0
Egil Stokka                                 750                        750                          0                       0
Sigurd Stokka                               750                        750                          0                       0
Marie-Louis Gundlfinger                     750                        750                          0                       0
Gudrun Jorgensen                            525                        525                          0                       0
Tom Tidemann-Andersen                       450                        450                          0                       0
Jolanda Leeflang                            429                        429                          0                       0
Oivind Lorentzen Shipping AS                300                        300                          0                       0
Norsk SMB Invest AS                     305,075                         75                    305,000                       *
Per Bull Haugsoen(5)(11)                926,250                    926,250                          0                       0
G. Foss Beheer(3)(5)                    453,377                    453,377                          0                       0
ValorInvest. Ltd(4)                     410,375                    410,375                          0                       0
Fritas AS                             4,000,000(9)               4,000,000(9)                       0                       0
Franz Eder(1)(2)                      7,722,000                    100,000                  7,622,000                    13.4%
Kirsten Lima(7)                         200,000(6)                 100,000                    100,000                       *
Nigel Rose(7)                           400,000(6)                 300,000                    100,000                       *
Doug Smith(7)                           200,000(6)                 100,000                    100,000                       *
Iqbal Akram(1)(2)                       150,000(6)                  50,000                    100,000                       *




---------
*    less than 1%
**   Assumes all shares covered by this prospectus are sold.
(1)  Director
(2)  Executive Officer
(3)  Former Director of Offshore Shuttle AS
(4)  See "Certain Transactions"
(5) See "Risk Factors -- We may lose the rights to the offshore shuttle concept."

(6)  Includes 100,000 shares underlying stock options.
(7)  Employee of MSOAS.
(8) Includes 2,000,000 shares underlying currently exercisable warrants. Does not include 571,429 shares owned by his wife, Sylke Timm
(9)  Includes 2,000,000 shares underlying currently exercisable warrants.
(10) Doesn't include 9,444,990 shares beneficially owned by her husband, Holger Timm.
(11) Former Managing Director of OSAS
(12) Former employee of OSAS and MSOAS.

                              PLAN OF DISTRIBUTION




         This prospectus covers 20,750,561 shares of common stock that may be sold by the selling stockholders named herein. From time to time, the selling stockholders may transfer shares to a donee, pledgee, successor, or other person, other than for value, and such transfers will not be made pursuant to this prospectus. Upon being notified by a selling stockholder that such a donee, pledgee, successor, or other person intends to sell more than 500 shares, we will file a supplement to this prospectus. To the extent agreed to by us, this prospectus covers sales by such transferees.


         The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale of shares. The sale of all or a portion of the shares of common stock offered hereby by the selling stockholders may be effected from time to time on one or more exchanges or in the over-the-counter market or otherwise, at prevailing market prices at the time of such sales, at prices related to such prevailing prices, at fixed prices that may be changed or at negotiated prices. The selling stockholders may effect such transactions by selling the shares to or through a broker-dealer. The shares may be sold by one or more of, or a combination of, the following:

         o block trades in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         o an exchange distribution in accordance with the rules of such exchange;

         o ordinary brokerage transactions and transactions in which the broker solicits purchases; and

         o privately negotiated transactions between sellers and purchasers without a broker or dealer.

         In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales. In addition, shares may be transferred in connection with the settlement of call options, short sales, through the issuance of exchangeable or convertible securities or similar transactions that may be effected by the selling stockholders. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

         Dealers or brokers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). The selling stockholders and any brokers or dealers that participate in the distribution may, under certain circumstances, be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such brokers or dealers and any profits realized on the resale of shares by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares may not simultaneously engage in market-making activities with respect to such shares, except in accordance with applicable laws. In addition to, and without limiting the foregoing, each selling stockholder and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by a selling stockholder or any other person. All of the foregoing may affect the marketability of the shares.

         We will make copies of this prospectus available to the selling stockholders, and we have informed the selling stockholders of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

         In order to comply with certain state securities laws, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will bear all costs and expenses of the registration of the shares under the Securities Act and certain state securities laws, other than fees of counsel for the selling stockholders. The selling stockholders will bear all commissions, concessions and discounts, if any, related to any sales of the shares, and may agree to indemnify such brokers or dealers against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders are entitled to receive all of the proceeds from the future sale of their shares.

         The selling stockholders are not restricted as to the number of shares that may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time. Sale of the shares by the selling stockholders may have an adverse effect on the market price of the common stock.

                                 USE OF PROCEEDS


         All net proceeds from the sale of shares covered by this prospectus will go to the selling stockholders who sell such shares. We will not receive any proceeds from the sale of the shares by the selling stockholders.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS




         We are a party to a cooperation agreement with Schuller
Industrieentsorgung AG pursuant to which Schuller shall provide waste management, onshore dismantling, and oil pollution prevention and cleanup services. We paid approximately $69,146 in 2000 to Schuller for marketing research and other services rendered. Franz Eder and Hubert Besner are members of the supervisory board of Schuller. Mr. Eder also is a shareholder of Schuller.

         We are a party to an agreement with Thyssen Krupp Stahlunion GmbH ("TKSU") with respect to marketing and procurement services. We paid approximately $171,615 in 2000 to TKSU under such agreement. Jurgen Ternieden, a director of our company, is an officer and the head of the Pipes, Offshore, Special Products Department of TKSU.

         During 2000, we paid approximately $1,606 to the law firm Besner, Kreifels, Weber. Hubert Besner, one of our directors, was a member of Besner, Kreifels, Weber during 2000.

         During 2000, we paid approximately $539,963, to RC Consultants AS for engineering services. Sverre Hanssen served as the Chairman of the Board of RC Consultants AS until May 1999, and served as the Chairman of the Board of Directors of MSOAS until April 2, 2001. In addition, MSOAS leases office space in Sandnes, Norway pursuant to a agreement with RC Group ASA. The lease agreement provides for an average annual rent of NOK 435,852 (approximately $49,027), and expires in 2003. RC Group ASA was the sole shareholder of RC Consultants AS until July 2000, and Sverre Hanssen is the Chairman and the principal shareholder of RC Group ASA.

         In June 2000, we acquired an aggregate of 1,186,283 shares of common stock of MSOAS in exchange for an aggregate of 1,186,283 shares of our common stock. As part of that transaction, Jurgen Ternieden, a director of our company, and Stephen Adshead, an officer and director of our company, each received 2,205 shares of our common stock in exchange for their shares in MSOAS. In addition, Intervest AS received 16,500 shares of our common stock in exchange for its shares in MSOAS. Sverre Hansen, the former Chairman of the Board of Directors of MSOAS, is a principal stockholder of Intervest AS.





         In June 2000, we sold 571,429 shares to Sylke Timm for gross proceeds of $400,000. Sylke Timm is the wife of Holger Timm, and Holger Timm is a principal stockholder of our company. In addition, Mr. Timm is a stockholder and an officer Berliner Effektengesellschaft AG ("BEAG"), and an officer of BEG Berliner Effektenbeteiligungsgesellschaft AG. BEAG is a stockholder of our company and a 40% shareholder of BEG Effektenbeteiligungsgesellschaft AG, a principal stockholder of our company.

         In July 2000, we entered into a loan agreement with Mr. Holger Timm pursuant to which Mr. Timm agreed to lend us an aggregate of up to $1,500,000, provided that advances shall not exceed $500,000 in any single month. Any monies advanced under the loan agreement shall bear interest at the rate of 7.5% per annum and shall be due and payable in full on December 31, 2000. The advances may be converted at the option of Mr. Timm into shares of our common stock at 80% of the five day average trading price of the common stock prior to conversion, but not less than a floor price as calculated pursuant to the loan agreement. In January 2001, the $1,450,000 that had been advanced under the loan agreement plus $42,396 in interest thereon was converted into shares of our common stock at $0.40 per share.

         In January 2001, we sold 1,000,000 shares of common stock to Holger Timm for gross proceeds of $200,000. In February and March 2001, we sold to Holger Timm 2,000,000 shares and warrants to purchase 2,000,000 shares exercisable at $0.10 per share for an aggregate purchase price of $202,000. The warrants are exercisable until July 1, 2001.

         In February 2001, we sold to Intervest AS 1,000,000 shares and warrants to purchase 1,000,000 shares exercisable at $0.10 per share for an aggregate purchase price of $101,000. The warrants are exercisable until July 1, 2001. Sverre Hansen, the former Chairman of the Board of Directors of MSOAS, is a principal stockholder of Intervest AS. In May 2001, Intervest exercised the warrants.

         In February and March 2001, we sold a total of 350,000 shares of common stock for gross proceeds of $35,000 to various of our officers and directors as follows: 100,000 shares were sold to each of Stephen Adshead, Jurgen Ternieden, and Franz Eder, and 50,000 shares were sold to Iqbal Akram.


         We believe that the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

         For information regarding compensation and consulting fees paid to our executive officers and directors, please see "Management--Compensation."

                            DESCRIPTION OF SECURITIES


         Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of May 7, 2001, 56,804,346 shares were issued and outstanding.


Common Stock

         Each holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Holders of shares of outstanding common stock are entitled to those dividends declared by our Board of Directors out of legally available funds. Holders of shares of outstanding common stock have no preemptive, conversion, or redemption rights. All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

Statutory Business Combination Provisions

         As a Nevada corporation, we are subject to the provisions of the Nevada General Corporation Law pertaining to business combinations with "interested stockholders." The statute provides, with certain exceptions, that a Nevada corporation may not engage in any of a broad range of business combinations with a person, or an affiliate or an associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder. The prohibition does not apply if the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder.


         The statute further provides that a Nevada corporation may not engage in such a business combination after the expiration of three years from the date that such person became an interested stockholder unless the business combination is approved:


         o by the board of directors of the corporation before the person became an interested stockholder, or

         o by the affirmative vote of a majority of outstanding votes not beneficially owned by the interested stockholder at a meeting called not earlier than three years after the interested stockholder's date of acquiring shares.

         Under the statute, an "interested stockholder" is defined as any person that is:

         o the owner of 10% or more of the outstanding voting stock of the corporation, or

         o an affiliate or associate of the corporation and was the owner of 10% or more of the outstanding voting stock of the corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

         At its option, a corporation may exclude itself from the coverage of the statute by amending its Articles of Incorporation by action of its stockholders, other than interested stockholders and their affiliates and associates, to exempt itself from coverage. However, such charter amendment may not become effective until 18 months after the date it is adopted and does not apply to any combination of the corporation with an interested stockholder whose date of acquiring shares is on or before the effective date of the amendment. We have not adopted such an amendment to our Articles of Incorporation.

Transfer Agent and Registrar

         The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company, 2 Broadway, 19th floor, New York, New York 10004.

OTC Bulletin Board Listing

         Our common stock currently is quoted on the OTC Bulletin Board under the symbol "ZSUB."

                         SHARES ELIGIBLE FOR FUTURE SALE

         As of the date of this prospectus, there are 56,804,346 shares of common stock outstanding, and there are options and warrants outstanding to purchase 4,410,000 shares of common stock. Of the shares of common stock outstanding:

         o 4,750,000 shares are being held by a pooling trustee and will not be released until August 3, 2001 (see "Principal Stockholders"); and

         o 6,840,000 of the shares owned by Franz Eder, our President, are held by a trustee pursuant to a pooling trust agreement and may not be disposed of by Mr. Eder until they are released to him by the trustee (see "Principal Stockholders").

         In addition, the 20,750,561 shares of common stock covered by this prospectus are (or in the case of the 4,000,000 shares underlying warrants, will be on exercise) restricted securities as defined under Rule 144 of the Securities Act. These shares may be resold in the open market at any time, subject to:

         o        the continued effectiveness of the registration statement; and

         o our ability to suspend sales under the registration statement in certain instances.

         No prediction can be made as to the effect, if any, that sales of any or all of these shares, or even the availability of these shares for sale will have on the market prices prevailing from time to time. The possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital through the sale of our equity securities.

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth, certain information as of May 7, 2001, regarding beneficial ownership of our common stock by


         o each stockholder known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of common stock;

         o        each of our directors;


         o        each of our executive officers; and


         o        all of our executive officers an directors as a group.




                                              Number of Shares of
Name                                            Common Stock           Percentage of Class
(and Address of 5% Holders)                   Beneficially Owned       Beneficially Owned
---------------------------                  ------------------        -------------------
Franz Eder..............................        7,722,000(1)                  13.6%
  c/o Schueller Industrieentsorgung GmbH
  Rotherstr 7
  D-10245 Berlin
Iqbal Akram...................................    150,000(2)                     *
Stephen Adshead...............................    102,205                        *
Jurgen Ternieden..............................    434,704                        *
Hubert Besner.................................          0                        0%
Holger Timm...................................  9,444,990(3)                  16.1%
Berliner Freiverkehr (Aktien) AG
Kurfurstendamm 119
D-10711 Berlin
BEG Berliner Effektenbeteiligungsgesellschaft.  3,950,000(4)(5)                6.9%
  Kurfurstendamm 119
  10711 Berlin, Germany
All officers and directors as a group
(5 persons)................................     8,408,909(6)                  14.8%




-----------------
  *         Less than 1%
(1) 6,840,000 of such shares are being held by a trustee pursuant to the terms of a pooling trust agreement. Such shares may not be disposed of by Mr. Eder until they are released to him by the trustee. Mr. Eder will receive 2,280,000 of such shares on July 1st of each of the three years beginning in 2001. The trustee shall seek instructions from Mr. Eder before taking any action as a stockholder with respect to any of the shares held in trust.
(2) Includes 100,000 shares underlying currently exercisable stock options.
(3) Includes 2,000,000 shares underlying currently exercisable warrants, but does not include 571,429 shares owned by his wife.
(4) Based on the Schedule 13G, dated February 11, 1999. Does not include 800,000 shares of common stock owned by Berliner Effektengesellschaft AG ("BEAG"), a 40% shareholder of BEG Berliner Effektenbeteiligungsgesellschaft. See "Certain Transactions."
(5) Such shares, as well as the 800,000 shares of common stock owned by BEAG, are being held by a pooling trustee pursuant to the terms of a pooling trust agreement and will not be released until August 3, 2001. During such time, the trustee shall seek instructions from BEG Berliner Effektenbeteilgungsgesellschaft AG and BEAG, respectively, before taking any action as a stockholder with respect to any of such shares.
(6) Includes 100,000 shares underlying currently exercisable stock options.

                                  LEGAL MATTERS

         The validity of the common stock being offered hereby will be passed upon for us by Breslow & Walker, LLP, New York, New York.


                                     EXPERTS


         Ernst & Young AS, independent auditors, have audited our consolidated financial statements at December 31, 2000 and 1999, for the years ended December 31, 2000 and 1999, and for the period from May 23, 1997 (inception) through December 31, 2000, as set forth in their report. Their report for the period May 23, 1997 (inception) through December 31, 2000, insofar as it relates to amounts for prior periods through December 31, 1998, is based solely on the report of other auditors. Deloitte & Touche, independent auditors, have audited our consolidated financial statements at December 31, 1998, for the year ended December 31, 1998, and for the period from May 23, 1997 (inception) to December 31, 1997, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young AS's and Deloitte & Touche's respective reports, given on their authority as experts in accounting and auditing.



                       WHERE YOU CAN FIND MORE INFORMATION


         We have filed with the Commission, 450 Fifth Street, N.W., Washington, D.C., a registration statement on Form S-1 under the Securities Act of 1933, with respect to the shares to be sold in this offering. This prospectus, which is part of the registration statement, does not contain all of the information contained in the registration statement. For further information about us and the shares of common stock that are offered hereby, we refer you to the registration statement, including the exhibits thereto, which may be inspected, without charge at the office of the Securities and Exchange Commission.


         Copies of the registration statement may be obtained from the Commission in Washington, D.C., upon payment of the requisite fees, or from the Commission's Website at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by the more complete description of the matters involved.

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Directors
Marine Shuttle Operations Inc.


We have audited the accompanying consolidated balance sheets of Marine Shuttle Operations Inc. (a development stage enterprise) as of December 31, 2000 and 1999, and the related consolidated statements of loss and comprehensive loss, shareholders' equity, and cash flows for the years then ended, and for the period from May 23, 1997 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements as of December 31, 1998, and for the period May 23, 1997 (inception) through December 31, 1998, were audited by other auditors whose report dated March 18, 1999 expressed an unqualified opinion on those statements and included an explanatory paragraph for the going concern uncertainty discussed in Note 2 to the financial statements. The financial statements for the period May 23, 1997 (inception) through December 31, 1998 include total revenues and net loss of $16,376 and $5,207,079, respectively. Our opinion on the consolidated statements of loss and comprehensive loss, shareholders' equity, and cash flows for the period May 23, 1997 (inception) through December 31, 2000 insofar as it related to amounts for prior periods through December 31, 1998, is based solely on the report of other auditors.


We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.


In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Marine Shuttle Operations Inc. at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 and the period from May 23, 1997 (inception) through December 31, 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Marine Shuttle Operations Inc. will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses and has a working capital deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ ERNST & YOUNG AS
Gustav Eriksen
Stavanger, Norway
March 28, 2001

                                                                  March 28, 2001


                                                    Independent Auditors' Report


                        [LETTERHEAD OF DELOITTE & TOUCHE]


                           DELOITTE
                           & TOUCHE

                           Deloitte & Touche LLP      Telephone: (604) 669-4466
                           Suite 2100                 Facsimile: (604) 685-0458
                           1055 Dunsmuir Street
                           P.O. Box 49279
                           Four Bentall Centre
                           Vancouver, British Columbia
                           V7X 1P4



To the Board of Directors and Stockholders of Marine Shuttle Operations Inc.




We have audited the consolidated statements of loss and comprehensive loss, shareholders' equity (deficiency) and cash flows for the year ended December 31, 1998 of Marine Shuttle Operations Inc. and subsidiaries (collectively, the "Company"). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the results of operations and cash flows for the year ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's negative working capital and deficit raises substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 2. The financial statements do not contain any adjustments that might result from the outcome of this uncertainty.



/s/DELOITTE & TOUCHE
Chartered Accountants
Vancouver, British Columbia, Canada
March 18, 1999

                         MARINE SHUTTLE OPERATIONS INC.
                          (A development stage company)

                           CONSOLIDATED BALANCE SHEETS

                                  (U.S.Dollars)



                                                                                 December 31,              December 31,
                                                                                     2000                      1999
                                                                                --------------             ------------
ASSETS
CURRENT ASSETS
 Cash and cash equivalents                                                     $     203,207           $  1,119,564
 Restricted cash                                                                      21,863                 54,478
 Accounts receivables                                                                 28,270                 38,620
 Other current assets                                                                 56,804                114,304
                                                                               --------------          -------------
 Total Current Assets                                                                310,144              1,326,966
                                                                               --------------          -------------

 Property, plant and equipment, net                                                6,445,875              5,980,857
 Debt issue cost                                                                   1,936,867              1,109,510
 Goodwill, net                                                                    25,925,553             28,096,422
 Patents and agreements, net                                                       2,712,464              2,732,240
                                                                               --------------          -------------
 TOTAL ASSETS                                                                  $  37,330,903           $ 39,245,995
                                                                               ==============          =============

 LIABILITIES AND SHAREHOLDERS` EQUITY
 CURRENT LIABILITIES
Accounts payable                                                               $     847,868           $    933,817
Notes payable                                                                      4,900,000              2,550,000
Other current liabilities                                                            754,100                341,246
                                                                               --------------          -------------
 Total current liabilities                                                         6,501,968              3,825,063
                                                                               --------------          -------------

 Long Term Debt                                                                      265,312                293,379

 Minority interests                                                                       --                228,826

 Contingency (Note 2)

 SHAREHOLDERS' EQUITY
Authorized 75,000,000 common shares with a par value of $0.001.
Issued and outstanding 44,463,356 common shares with a par value of $0.001 at December 31, 2000 and 40,750,642 common shares at
December 31, 1999                                                                     44,463                 40,751
 Additional paid in capital                                                       50,292,949             47,684,739
 Deficit accumulated during the development stage                                (18,933,079)           (12,570,929)
 Accumulated other comprehensive income (loss)                                      (840,710)              (255,834)
                                                                               --------------          -------------
 Total shareholders' equity                                                       30,563,623             34,898,727
                                                                               --------------          -------------

 TOTAL LIABILITIES AND SHAREHOLDERS` EQUITY                                    $  37,330,903           $ 39,245,995
                                                                               ==============          =============




See accompanying notes to consolidated financial statements.

                         MARINE SHUTTLE OPERATIONS INC.
                          (A development stage company)

             CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
                                  (U.S.Dollars)




                                                 Cumulative to
                                               December 31, 2000
                                                 From date of        Year ended      Year ended      Year ended
                                                   inception         December 31,    December 31,    December 31,
                                                 May 23, 1997           2000            1999             1998
                                              ------------------     ------------    ------------    -----------
Operating revenues                               $     339,601   $     218,088     $   105,136     $    16,376
                                                 --------------  --------------    ------------    ------------

EXPENSES
 Personnel costs                                     2,998,127       1,494,695       1,277,938         185,494
 Legal, audit  and advisory services                 2,061,518         396,432         472,958       1,119,700
 Cost of cancelled financing                           606,721              --              --         606,721
 General and administrative                          2,365,091         639,430       1,270,413         402,745
 Marketing                                           1,120,382         167,736         300,157         652,489
 Technical development                                 581,473          27,267         554,206              --
 Depreciation                                          185,197          78,513          96,217          10,467
 Amortization - goodwill and intangibles             9,770,126       4,002,754       3,885,167       1,882,204
 Write down on investment                               90,000              --              --          90,000
 Currency exchange loss (gain)                         (14,682)        (16,662)        (28,005)         29,985
                                                 --------------  --------------    ------------    ------------

 Total operating expenses                        $  19,763,953   $    6,790,165    $ 7,829,051     $ 4,979,805
                                                 -------------   --------------    ------------    ------------

 Interest expense, net of capitalized                  144,923          28,266          23,389          93,268
 Interest income                                       (83,679)        (12,266)        (56,864)        (14,549)

 Net loss before minority interest               $ (19,485,596)  $  (6,588,077)  $  (7,690,440)  $  (5,042,148)
                                                 --------------  --------------  --------------  --------------

 Minority interest                                    (552,518)       (225,927)       (326,591)             --
                                                 --------------  --------------  --------------  --------------

 Net loss                                        $ (18,933,079)  $  (6,362,150)  $  (7,363,850)  $  (5,042,148)
                                                 ==============  ==============  ==============  ==============
 Other comprehensive loss:
 Accumulated other comprehensive income
 (loss)-foreign currency translation
  adjustments                                         (840,710)       (584,876)       (266,352)         10,517
                                                 --------------  --------------  --------------  --------------

 Comprehensive loss                              $ (19,773,789)  $  (6,947,026)  $  (7,630,201)  $  (5,031,631)
                                                 ==============  ==============  ==============  ==============

 Basic and diluted loss per share                                $       (0.15)  $       (0.22)  $       (0.20)
                                                                 ==============  ==============  ==============

 Weighted average shares outstanding                                42,869,305      33,611,545      25,720,000
                                                                 ==============  ==============  ==============




See accompanying notes to consolidated financial statements.

                         MARINE SHUTTLE OPERATIONS INC.
                          (A development stage company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (U.S.Dollars)



                                                                 Cumulative to
                                                               December 31, 2000
                                                                 From date of        Year ended        Year ended       Year ended
                                                                   inception         December 31,      December 31,     December 31,
                                                                 May 23, 1997           2000              1999              1998
                                                              ------------------     ------------      ------------    ------------
 OPERATING ACTIVITIES
 Net Loss                                                       $(18,933,079)     $ (6,362,150)     $ (7,363,850)     $ (5,042,148)
 Adjustments to reconcile net income to net cash
 used in operating activities:
 Depreciation and amortization                                     9,955,322         4,081,267         3,981,385         1,892,671
 Minority interest                                                  (552,517)         (225,927)         (326,591)               --
 loss on investment                                                   90,000                                                90,000
 Loss on disposals of assets                                           5,708             5,708                --                --
 Unrealized (gain)/loss on foreign currency                           33,751            (6,040)            7,698            32,092
 Changes in non-cash working capital:
 Accounts receivable                                                 (28,270)           10,350           (22,366)          (16,254)
 Other current receivables and restricted cash                       (78,664)           90,116           (81,850)          (86,931)
 Accounts payable                                                    847,868           (85,949)          (30,092)          947,817
 Other current liabilities                                           403,050           101,597           441,444          (143,842)
                                                                -------------     -------------     -------------     --------------
 Net cashflow used on operating activities                        (8,256,831)       (2,391,028)       (3,394,222)       (2,326,595)
                                                                -------------     -------------     -------------     --------------

 INVESTING ACTIVITIES
 Investments                                                        (100,000)               --                --          (100,000)
 Capital expenditures                                             (5,763,164)         (888,832)       (4,158,657)         (715,675)
 Proceeds on sale of investment                                       55,196            44,936               260            10,000
 Advance to Marine Shuttle Operations AS                            (249,986)               --                --          (249,986)
 Acquisition of Marine Shuttle Operations AS                         416,635                --                --           416,635
 Advance to Offshore shuttle AS                                     (100,000)               --                --          (100,000)
 Acquisition of Offshore Shuttle AS                                  482,476                --                --           482,476
                                                                -------------     -------------     -------------     --------------
 Net cashflow used on investing activities                        (5,258,843)         (843,896)       (4,158,397)         (256,550)
                                                                -------------     -------------     -------------     --------------

 FINANCING ACTIVITIES
 Issuance of capital stock                                        11,754,050           905,000        10,679,050                --
 Share issue cost                                                   (746,881)          (10,500)         (720,381)               --
 Debt issue cost                                                  (1,936,867)         (827,357)       (1,109,510)               --
 Payment on Note payable                                          (5,875,000)               --        (5,875,000)               --
 Borrowing on Note payable                                        11,068,379         2,350,000         5,218,379         3,500,000
                                                                -------------     -------------     -------------     --------------
 Net cashflow provided by financing activities                    14,263,680         2,417,143         8,192,537         3,500,000
                                                                -------------     ------------      ------------      --------------
Effect of exchange rate change in cash and cash equivalents         (544,799)          (98,576)         (424,158)          (22,065)
 Net increase (decrease) in cash and cash equiv                 $    203,207      $   (916,357)     $    215,760           894,790
                                                                -------------     -------------     -------------     --------------

 Cash and cash equivalents at beginning of period                         --         1,119,564           903,805             9,015
                                                                -------------     -------------     -------------     --------------

 Cash and cash equivalents at end of period                     $    203,207      $    203,207      $  1,119,565      $    903,805
                                                                =============     =============     ==============    ==============

 Supplemental disclosure of cash flow information
 Cash paid for interest                                         $     61,566      $     23,004      $     38,562      $         --




See accompanying notes to consolidated financial statements.

                         MARINE SHUTTLE OPERATIONS INC.
                          (A development stage company)

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                  (U.S.Dollars)




                                                                                 Accumulated
                                                                                    other
                                           Common Shares                        Comprehensive                           Total
                                     -----------------------         Paid-in       income          Accumulated        Shareholders'
                                     Shares           Amount         Capital       (loss)           (Deficit)          Equity
                                    -------          -------         --------   -------------     -------------      --------------
Issued on incorporation            10,000,000    $     10,000   $              $               $               $          10,000

Private placement                  10,020,000          10,020         133,980                                            144,000

Net loss                                                                                            (164,931)           (164,931)
                                   ----------       ----------   -------------    -----------  --------------       -------------
Balance at December 31, 1997       20,020,000          20,020         133,980             --        (164,931)            (10,931)
                                   ----------       ----------   -------------    -----------  --------------       -------------

Issued on acquisition of MSOAS      7,600,000           7,600      22,792,400                                         22,800,000

Issued on acquisition of OSAS       4,937,607           4,938      14,807,883                                         14,812,821

Net loss                                                                                          (5,042,148)         (5,042,148)

Other comprehensive income -
foreign currency translation
adjustments                                                                           10,517                              10,517
                                   ----------       ----------   -------------    -----------  --------------       -------------
Balance at December 31, 1998       32,557,607          32,558      37,734,263         10,517      (5,207,079)         32,570,259
                                   ----------       ----------   -------------    -----------  --------------       -------------

Private placements:
February 1999                       1,149,750           1,150       5,517,650                                          5,518,800
December 1999                       7,043,285           7,043       4,432,826                                          4,439,869

Net loss                                                                                          (7,363,850)         (7,363,850)

Other comprehensive (loss) -
foreign currency translation
 adjustments
                                                                                    (266,351)                           (266,351)
                                   ----------       ----------   -------------    -----------  --------------       -------------
Balance at December 31, 1999       40,750,642          40,751      47,684,739       (255,834)    (12,570,929)         34,898,727
                                   ----------       ----------   -------------    -----------  --------------       -------------

Private placements:
April                                 450,000             450         304,050                                            304,500
June                                  571,429             571         399,429                                            400,000
December                              475,000             475         189,525                                            190,000

Issued on acquisition of:
8.41%of MSOAS                       1,030,002           1,030         861,082                                            862,112
9.68% of MSOAS                      1,186,283           1,186         854,124                                            855,310

Net Loss                                                                                          (6,362,150)         (6,362,150)

Other comprehensive loss -
foreign currency translation
 adjustments                                                                        (584,876)                           (584,876)
                                   ----------       ----------   -------------    -----------  --------------       -------------
Balance at December 31, 2000       44,463,356       $  44,463    $ 50,292,949     $ (840,710)  $ (18,933,079)       $ 30,563,623
                                   ==========       ==========   =============    ===========  ==============       =============




See accompanying notes to consolidated financial statements.

                         MARINE SHUTTLE OPERATIONS INC.
                          (A development stage company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

1.   NATURE OF OPERATIONS

                  Marine Shuttle Operations Inc. (the "Company"), through its wholly-owned Norwegian subsidiary, Marine Shuttle Operations AS ("MSOAS"), is seeking to become a leading player in the market for installing, decommissioning, and transporting offshore oil and gas structures. The Company, being in the development stage, has not generated any significant revenues from operations and does not expect to generate any significant revenues from operations until the year 2003, at the earliest. There can be no assurance, however, that the Company will ever achieve commercially significant sales. To date, the Company has not entered into any contracts for the use of its proposed services, and no assurance can be given that any such contracts will materialize.

                  In 1998, the Company acquired 100% of MSOAS, and approximately 68% of the outstanding capital stock of Offshore Shuttle AS ("OSAS"). At the time, OSAS held the licensing and marketing rights to the "Offshore Shuttle," a vessel being developed to lift and carry large offshore oil and gas installations. In September 1999, OSAS merged into MSOAS. As a result, MSOAS became the holder of the licensing and marketing rights to the Offshore Shuttle, and the Company's ownership interest in MSOAS became approximately 81%. In April and June 2000, the Company acquired the remaining outstanding minority interest and the Company now owns all of the outstanding shares of MSOAS. See Note 8. Unless the context otherwise requires, the term "Company" hereinafter includes Marine Shuttle Operations Inc. and its subsidiaries.

2.   GOING CONCERN

                  The Company's ability to continue as a going concern is dependent on its ability to obtain significant additional financing. As shown in the financial statements, the Company is in the development stage and at December 31, 2000 had accumulated losses from operations amounting to $18,933,079 and a working capital deficit of $6,191,824, with no operating assets presently generating cash to fund its operating and capital requirements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company is seeking to raise additional capital. There can be no assurance that the Company will be able to raise additional capital on reasonable terms, if at all, or that any financing transaction will not be dilutive to current shareholders. If the Company is not able to raise additional capital, it may be required to significantly curtail or cease its operating activities. The financial statements have been prepared assuming that the Company will continue as a going concern, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  These financial statements have been prepared in accordance with generally accepted accounting principles in the United States and reflect the following significant accounting principles:

     PRINCIPLES OF CONSOLIDATION

                  The consolidated financial statements include the accounts of the Company and MSOAS. Intercompany transactions and balances have been eliminated.

     ESTIMATES AND ASSUMPTIONS

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         MARINE SHUTTLE OPERATIONS INC.
                          (A development stage company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     MARKETING

                  All marketing and advertising costs are expensed as incurred.

     CASH AND CASH EQUIVALENTS

                  Cash and cash equivalents consist of cash on hand, deposits in banks and highly liquid investments with an original maturity of three months or less.

     EQUIPMENT

                  Equipment is recorded at cost. Depreciation is charged to operations over the estimated useful lives of the assets as follows:
Computer equipment..............................................      30-35%
Office equipment................................................      20-30%

                  The average building period for an Offshore Shuttle is estimated to be 18 months. All direct costs including interest related to the construction of the Offshore Shuttle are capitalized as incurred, and depreciation will commence when the Offshore Shuttle is available for operation.


     GOODWILL AND OTHER INTANGIBLES

                  Goodwill arising from acquisitions and other purchased intangibles are amortized on a straight-line basis over 10 years and 5 years to 10 years, respectively.

                  Patents are recorded at cost or fair value at date of acquisition less accumulated amortization, which is calculated on a straight-line basis over their estimated lives.

     IMPAIRMENT OF LONG-LIVED ASSETS

                  The carrying value of long-lived assets, principally goodwill and equipment, is reviewed for potential impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. For goodwill and equipment, the determination of recoverability is made based upon the estimated undiscounted future net cash flows of the related assets.

     OPERATING REVENUE RECOGNITION

                  As discussed in Note 1, the Company is in its development stage and therefore has no significant operating revenue. However, if and when the operations for installing, decommissioning or transporting offshore oil or gas installations begin, the Company will recognize revenue based on contractual terms as services are performed. Operating revenue recognized in 2000, 1999 and 1998 pertains to study work performed on behalf of clients and was recognized as the work was performed.

                         MARINE SHUTTLE OPERATIONS INC.
                          (A development stage company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     STOCK-BASED COMPENSATION

                  In accordance with the provisions of the Financial Accounting Standards Board's ("FASB") Statement of Accounting Standard ("SFAS") No. 123, Accounting for Stock-Based Compensation, the Company has elected to follow the Accounting Principles Board's Opinion No. 25, Accounting for Stock Issued to Employees and the related interpretations (`APB 25") in accounting for its employee stock-based compensation plans. Under APB 25, if the exercise price of employee stock options equals or exceeds the fair value of the underlying stock on the date of grant, no compensation expense is recognized.

     FINANCIAL INSTRUMENTS AND RISK CONCENTRATION

                  The Company estimates that the carrying values of its cash and cash equivalents, current receivables and, payables, and notes payable approximate fair value at December 31, 2000 and 1999 due to the short-term maturity of the balances. Financial instruments which potentially subject the Company to concentration of credit risk are primarily cash and cash equivalents. It is the Company's practice to place its cash and cash equivalents in time deposits at commercial banks with high credit ratings. In foreign locations, local financial institutions are generally utilized for local currency needs. The Company limits the amount of exposure to any one institution and does not believe it is exposed to any significant credit risk.


     FOREIGN CURRENCY TRANSLATION

                  The U.S. dollar is the functional currency of Marine Shuttle Operations Inc. MSOAS uses Norwegian Kroner ("NOK") as its functional currency. Accordingly, MSOAS translate assets and liabilities at current rates of exchange in effect at the balance sheet date. The resulting gains and losses from translation are deferred and recorded as a separate component of comprehensive income (loss) and as a component of shareholders' equity. Revenue and expense for MSOAS is translated using the average exchange rates in effect for the period. Foreign currency exchange gains and losses are recognized in other income (expense) as incurred.

                  Revenues and expenses are translated at the average exchange rate for the reporting period. Gains and losses arising from translation of financial statements of subsidiaries not reporting in U.S. dollars are deferred and recorded as a separate component of comprehensive income (loss). The exchange rate between the NOK and U.S. dollar at December 31, 2000 was 8.89 NOK to the US dollar.

     RECENT PRONOUNCEMENTS

                  In June 1998, the Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. The Statement requires the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. The adoption of Statement No. 133 on January 1, 2001 will result in no cumulative effect of an accounting change as the Company does not utilize derivatives.

                         MARINE SHUTTLE OPERATIONS INC.
                          (A development stage company)
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                DECEMBER 31, 2000

4.   RESTRICTED CASH

                  Restricted cash includes taxes withheld from employees of the Norwegian subsidiaries of $21,863 and $33,791, for 2000 and 1999, respectively. In 1999 the Company also had rental deposits of $20,687.

5.                ACCOUNTS RECEIVABLE

                  Accounts receivable are recorded at net realizable value. No allowance for doubtful accounts has been provided.

6.   OTHER CURRENT ASSETS

                                             December 31,
                                          -----------------
                                          2000           1999
                                       ---------      ----------
Prepaid expenses                       $ 17,344       $ 35,519
VAT receivable                           25,200         30,162
Other current assets                     14,260         48,623
                                       ---------      ---------
Total other current assets             $ 56,804       $114,304
                                       ---------      ---------


7.   LOSS ON INVESTMENT

                  On December 31, 1997, the Company entered into a Securities Purchase Agreement ("Agreement") to acquire 100 shares (constituting a 50% interest) of Kaizen Food Corporation ("Kaizen"), a Canadian private company. Pursuant to the Agreement the Company purchased 100 shares of Kaizen for $100,000, and was required to raise $500,000 on or before January 20, 1998 to fund Kaizen's research and development activities. Kaizen repurchased the stock during 1998 for $10,000 in full payment of the repurchase price.

8.   ACQUISITIONS


                  On April 14, 1998, the Company acquired 100% of the issued and outstanding stock of Marine Shuttle Operations AS, a Norwegian company ("MSOAS "), in exchange for 7,600,000 common shares of the Company. 6,840,000 of such shares (the "Trust Shares") are held by a trustee pursuant to the terms of a trust agreement. The Trust Shares cannot be sold prior to the release from the trust. 2,280,000 of the Trust Shares are to be released on each of July 1, 2001, 2002, and 2003. This transaction was accounted for using the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired was allocated to goodwill and is being amortized on a straight-line basis over 10 years. The result of operations of MSOAS have been consolidated from April 14, 1998.


                  In 1998, the Company acquired 3,291,738 shares of Offshore Shuttle AS ("OSAS"), a Norwegian limited company, representing approximately 68% of the outstanding OSAS capital stock, in exchange for 4,937,607 shares of the Company's common stock. The shares of the Company's common stock that were issued were recorded at a deemed value of $3.00 per share based on the estimated fair value of the net assets acquired from OSAS. This transaction was accounted for using the purchase method. The excess of the purchase price over the fair value of the net assets acquired was allocated to goodwill and identified intangibles and is being amortized on a straight-line basis over 10 years. The results of operations of OSAS have been consolidated from December 31, 1998.


                  In September 1999, OSAS merged into MSOAS. As a result, the Company's ownership in MSOAS became approximately 81%, and MSOAS became the holder of the licensing and marketing rights to the Offshore Shuttle. In April and June 2000, the Company acquired the remaining outstanding minority interest in MSOAS and the Company now owns all of the outstanding shares of MSOAS.

                         MARINE SHUTTLE OPERATIONS INC.
                          (A development stage company)
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                DECEMBER 31, 2000


8    ACQUISITIONS  (continued)

                  The selected pro forma consolidated financial information for the Company set forth below gives effect to the acquisitions of the shares of MSOAS and OSAS, and presents the results of operations of the Company for 1997 and 1998, as if the MSOAS and OSAS acquisitions were made effective May 23, 1997.


                                                                 Period from
                                          Year ended           May 23, 1997 to
                                       December 31, 1998      December 31, 1997
                                       -----------------      ------------------
Revenue                                    $     29,633           $   56,940
                                           -------------          -----------
Net loss                                   $ (6,029,096)          $(4,942,563)
                                           -------------          ------------
Basic and diluted loss per share           $      (0.19)          $     (0.16)
                                           -------------          ------------


9.   EQUIPMENT


                                                December 31,
                                             -------------------
                                             2000          1999
                                             ----          ----
Computer and office equipment           $  217,921      $  328,562
Construction in progress                 6,374,435       5,758,979
                                        -----------     -----------
                                         6,592,356       6,087,541
Accumulated depreciation                   146,481         106,684
                                        -----------     -----------
                                        $6,445,875      $5,980,857
                                        ===========     ===========


Cumulative capitalized interest on construction in progress was $543,961 and $226,665, for the years ending December 31, 2000 and 1999 respectively.

10.  GOODWILL


                                                December 31,
                                             -------------------
                                             2000           1999
                                             ----           ----
Total cost                             $ 34,127,918     $ 32,929,340
Accumulated amortization                  8,202,365        4,832,918
                                      -------------     -------------
                                       $ 25,925,553     $ 28,096,422
                                      =============     =============


11.  PATENTS AND AGREEMENTS


                                                December 31,
                                             -------------------
                                             2000           1999
                                             ----           ----
Total cost                             $  4,280,224     $ 3,666,693
Accumulated amortization                  1,567,760         934,453
                                       ------------     -----------
                                       $  2,712,464     $ 2,732,240
                                       ============     ===========


12.  OTHER CURRENT LIABILITIES


                                                December 31,
                                             -------------------
                                             2000           1999
                                             ----           ----
Accrued salary and social security cost    $  76,413     $ 107,180
Debt issue cost payable                      488,488        56,363
Accrued other operating expenses             189,199       177,703
                                          -----------    ----------
Total other current liabilities            $ 754,100     $ 341,246
                                          ===========    ==========

                         MARINE SHUTTLE OPERATIONS INC.
                          (A development stage company)
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                DECEMBER 31, 2000

13.  EXTERNAL FINANCING

                  In October 1998, the Company entered into an engagement letter with MFC Merchant Bank S.A. pursuant to which MFC shall act, on a best-efforts basis, as agent for the Company in raising additional capital. As consideration for its services, MFC shall receive a success fee equal to five percent of the capital raised plus DM 100,000 (approximately $47,350) per month until the completion or termination of the MFC financing. In addition, all of MFC's out-of-pocket expenses shall be reimbursed, and if the Company raises the necessary funds through another source, MFC shall receive a break-up fee equal to the greater of $1,200,000 or 350,000 shares of common stock. MFC agreed to defer the monthly fee obligation from May 1, 2000 through December 1, 2000. In return for granting this deferral, the deferred fees were increased by 10%. This 10% premium may be paid with shares of common stock. Effective April 1, 2001, MFC will no longer receive a monthly fee, but will invoice the Company for services rendered at the request of the Company.

                  On March 1, 1999, the Company entered into a loan agreement with ValorInvest Ltd., an investment company, pursuant to which ValorInvest agreed to lend the Company an aggregate of up to $6,000,000. The loan agreement was amended and restated as of December 31, 1999, and was further amended as of December 31, 2000. The loan agreement provides that advances shall be made in increments of $250,000 and shall not exceed $500,000 in any single month unless agreed to by ValorInvest. Any monies advanced under the loan agreement shall bear interest at the rate of 7.5% per annum and shall be due and payable on June 30, 2001, except that if the Company raises, in the aggregate, in excess of $5,000,000 from equity or long term debt financings after January 1, 2000, then the loan shall be due to the extent of 25% of such excess. As of December 31, 2000, $3,875,000 had been advanced under the loan agreement, and $2,550,000 was outstanding under the loan agreement.

                  In August 1999, the Company entered into a loan agreement with Statens naerings og distriktsutviklingsfond (the Norwegian Industrial and Regional Development Fund, "SND"), pursuant to which SND agreed to lend the Company an aggregate of up to NOK 4,000,000, (approximately $450,000) to finance specific tasks within the Offshore Shuttle project. As of December 31, 2000, NOK 2,358,617 (approximately $265,300) had been advanced under the loan agreement. The principal is repayable two years after disbursement, over five years in semi-annually installments, each in the amount of NOK 400,000.





                  In September 1999, the Board of Westdeutsche Landesbank Girozentrale (WestLB) of Dusseldorf issued its conditional approval to underwrite a U.S. $157.5 million loan facility for the first Offshore Shuttle. Based on such approval, the Company has mandated WestLB to act as sole arranger and underwriter for the financing. WestLB's commitment is subject to several material conditions, including satisfactorily completing its due diligence, the Company's obtaining European government guarantees to secure a significant portion of the loan facility, and its completing of an additional equity financing. The Company is seeking to fulfill these conditions. The Company has deferred debt issue costs related to the financing.

                  In February 2000, the Company entered into a loan agreement with MFC Merchant Bank S.A pursuant to which MFC agreed to lend an aggregate of up to $2,000,000, provided that advances shall not exceed $350,000 in any single month. Any monies advanced under this loan agreement shall bear interest at the rate of LIBOR plus 3.5% per annum and shall be due and payable in full on February 25, 2001. As of December 31, 2000, $900,000 was outstanding under this agreement. MFC has agreed to extend the maturity date of the $900,000 loan to June 30, 2001.

                  In April 2000, the Company consummated a private placement of 450,000 shares of common stock for gross proceeds of $315,000. In June 2000, the Company consummated a private placement of 571,429 shares of common stock for gross proceeds of $400,000.

                         MARINE SHUTTLE OPERATIONS INC.
                          (A development stage company)
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)


                                DECEMBER 31, 2000

13.  EXTERNAL FINANCING (continued)

                  In July 2000, the Company entered into a loan agreement with Mr. Holger Timm pursuant to which Mr. Timm agreed to lend the Company an aggregate of up to $1,500,000, provided that advances shall not exceed $500,000 in any single month. Any monies advanced under the loan agreement shall bear interest at the rate of 7.5% per annum and shall be due and payable in full on December 31, 2000. The advances may be converted at the option of Mr. Timm into shares of the Company's common stock at 80% of the five day average trading price of the common stock prior to conversion, but not less than a floor price as calculated pursuant to the loan agreement. In January 2001, the $1,450,000 that had been advanced under the loan agreement plus $42,396 in interest thereon was converted into shares of the Company's common stock at $0.40 per share.

                  In November, 2000, the Company retained Frost & Partner GbR ("F&P") to help arrange a $20 million to $40 million financing for the Company. Under the terms of the agreement, F&P received $15,000 upon being retained, and will receive up to an additional $30,000 in connection with their due diligence and the preparation of presentation documents. In addition, F&P will receive a success fee equal to two percent of the capital raised during the term of the agreement or during the six month period thereafter (or 1% if the money is raised other than through F&P's efforts). The agreement expires May 30, 2001.

                  In December 2000, the Company consummated a private placement of 475,000 shares of common stock for gross proceeds of $190,000.




14.  COMMITMENTS

                  The Company had rental expenses for office lease of $127,717 and $212,167 for 2000 and 1999, respectively.





                  MSOAS leases office space in Sandnes, Norway pursuant to a lease agreement with RC Group ASA. The lease agreement provides for an average annual rent of NOK 435,852 (approximately $49,027), and expires in 2003. Sverre Hanssen, the former Chairman of the Board of Directors of MSOAS, is the President and the principal shareholder of RC Group ASA.



15.  RELATED PARTY TRANSACTIONS


                  MSOAS is a party to a personnel services agreement with RC Consultants AS ("RCC"), and leases office space from RC Group ASA. RCC is wholly owned subsidiary of RC Group ASA. The Chairman of RCC is also the Chairman of MSOAS and the President and principal shareholder of RC Group ASA. The Company paid approximately $539,963, $2,093,701 and $532,200 in 2000, 1999 and 1998,
respectively, to RCC for services under the personnel services agreement. Compensation for services rendered under such agreement is to be based on normal trade terms. The Company paid a total of approximately $677,592, $2,336,915 and $587,995, in 2000, 1999 and 1998, respectively, to companies within the RC Group.

                  MSOAS is a party to a cooperation agreement with Schuller Industrieentsorgung AG ("Schuller") pursuant to which Schuller shall provide waste management, onshore dismantling, oil pollution prevention, and cleanup services. The Company paid approximately $69,146, $193,309 and $127,217 in 2000, 1999 and 1998, respectively, to Schuller for marketing research and other services rendered. The President and a director of the Company are members of the supervisory board of Schuller. The President also is a shareholder of Schuller.

                  MSOAS has entered into an agreement with Thyssen Krupp Stahlunion GmbH ("TKSU") with respect to marketing and procurement services. The Company paid approximately $171,615, $224,217 and $65,126 in 2000, 1999 and
1998, respectively, to TKSU under such agreement. A director of the Company is an officer and the head of the Pipes, Offshore, Special Products Department of TKSU.

                         MARINE SHUTTLE OPERATIONS INC.
                          (A development stage company)
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                DECEMBER 31, 2000

15.  RELATED PARTY TRANSACTIONS (continued)

                  During the years ended December 31, 2000, 1999 and 1998, the Company paid approximately $1,606, $23,313 and $103,894, respectively, to a law firm, a member of which is a director of the Company.

                  Under a consultancy agreement, the Company paid remuneration of approximately $51,069, $120,350 and $127,265 in 2000, 1999 and 1998,
respectively, to a shareholder of the Company and a former Board member of OSAS.


                  On March 31, 1998, MSOAS entered into an agreement with a former member of the Board of OSAS and a former Managing Director of OSAS regarding the exclusive transfer of the intellectual property rights relating to the Offshore Shuttle concept (the "Rights"). The agreement provides that if MSOAS for any reason whatsoever should cease to continue in an active manner its activities related to the concept, the Rights could be transferred back to them against certain compensation. In the event that MSOAS wishes to transfer the rights to a third party, the two individuals shall have the right of first refusal with respect to such transfer.


                  An addendum to the intellectual property agreement was signed in March, 2000 which provides that, subject to the fulfillment of certain conditions, the two individuals shall waive and relinquish the right of first refusal and any and all rights to have the Rights transferred back to them. The conditions are related to the Company achieving a written confirmation for a financing for the full and complete design and fabrication of the first Offshore Shuttle, and the Company entering into such contracts as are required for the design, construction and complete fabrication of the first Offshore Shuttle. In consideration of the waiver of the Rights, the Company shall grant to each of the two individuals warrants to purchase 125,000 shares of common stock of the Company exercisable at $1 per share. Such warrants shall be granted only upon satisfaction of the above mentioned conditions.



                  In June 2000, the Company sold 571,429 shares to Sylke Timm for gross proceeds of $400,000. Sylke Timm is the wife of Holger Timm, and Holger Timm is a principal stockholder of the Company.

                  In July 2000, the Company entered into a loan agreement with Mr. Holger Timm pursuant to which Mr. Timm agreed to lend us an aggregate of up to $1,500,000, provided that advances shall not exceed $500,000 in any single month. Any monies advanced under the loan agreement shall bear interest at the rate of 7.5% per annum and shall be due and payable in full on December 31, 2000. The advances may be converted at the option of Mr. Timm into shares of our common stock at 80% of the five day average trading price of the common stock prior to conversion, but not less than a floor price as calculated pursuant to the loan agreement. In January 2001, the $1,450,000 that had been advanced under the loan agreement plus $42,396 in interest accrued thereon was converted into shares of the Company's common stock at $0.40 per share.

                  Also in January 2001, the Company sold 1,000,000 shares of common stock to Holger Timm for gross proceeds of $200,000.

                  In February and March 2001, the Company sold to Holger Timm 2,000,000 shares and warrants to purchase 2,000,000 shares exercisable at $0.10 per share for aggregate proceeds of $202,000. The warrants are exercisable until July 1, 2001. In February 2001, the Company also sold to Intervest AS 1,000,000 shares and warrants to purchase 1,000,000 shares exercisable at $0.10 per share for aggregate proceeds of $101,000. The warrants are exercisable until July 1, 2001. Sverre Hansen, the former Chairman of the Board of Directors of MSOAS, is a principal stockholder of Intervest AS. In May 2001, Intervest exercised the warrants.

                  Also in February, March, and April 2001, the Company sold a total of 850,000 shares for gross proceeds of $85,000 to various officers, employees and directors of the Company.

                         MARINE SHUTTLE OPERATIONS INC.
                          (A development stage company)
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                DECEMBER 31, 2000



16.  ROYALTY AGREEMENT

                  In June 2000, the Company entered into a royalty agreement with one of the developers of the Offshore Shuttle concept and former Board Member of OSAS. According to the agreement, an annual royalty of $120,000 will be paid in twelve monthly installments for a period of 10 consecutive years subject to the fulfillment of certain conditions.

17.  STOCK OPTION PLAN

                  The Company has established a Stock Option Plan for employees, officers, directors, consultants, and advisors. Options granted under the Stock Option Plan may be either incentive stock option or non-qualified stock options. The Company has reserved 2,000,000 common shares for issuance under the Stock Option Plan. Options granted for issuance under the Stock Option Plan generally are not transferable, and the exercise price of incentive stock options must be at least equal to 100% (110% in the case of optionees who own more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the common shares on the date of grant. In February 2000, a Vice President and Director of the Company was granted incentive stock options to purchase 100,000 shares of common stock at the price of $1.00 per share (the fair market value of the common stock on the date of grant). The options vested upon issuance and the calculated value of the options using the Black Scholes method under FAS 123 is immaterial. In July 2000, a consultant of the Company was granted non-qualified stock options to purchase 10,000 shares of common stock at the price of $1.00 per share (a premium over the current fair market value of the common stock on the date of grant). The options vested upon issuance and the related value of the options was immaterial and was expensed. As of December 31, 2000, options to purchase 110,000 had been granted and were outstanding under the Stock Option Plan.

                  The Stock Option Plan may be administered by the Board of Directors or a committee of the Board (the "Committee"). The Board of Directors or the Committee, as the case may be, has the power to determine the terms of any options granted thereunder, including the exercise price, the number of shares subject to the option, and the exercisability thereof. The term of any option granted under the Stock Option Plan may not exceed ten years. The specific terms of each option grant shall be approved by the Board of Directors or the Committee.

                         MARINE SHUTTLE OPERATIONS INC.
                          (A development stage company)
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                DECEMBER 31, 2000

17.  STOCK OPTION PLAN (continued)





                  In 1997, OSAS adopted a stock option plan which provides for the granting of incentive options to employees and board members to purchase an aggregate of 220,000 shares of OSAS common stock at prices and terms to be decided by the Board of Directors. Options granted under the stock option plan may be exercisable for a period of up to three years from the date of grant. All options granted under this plan have exercise prices equal to the fair market value of the stock on the date of grant and increasing at a rate of one percent per month. Upon the merger in 1999 with MSOAS, the OSAS stock option plan was adopted by MSOAS. Options to purchase 30,000 shares of common stock in MSOAS have been issued to employees and are outstanding.


                  The activities in relation to the stock incentive plan are summarized as follows:

                                                      Number of
                                                        Shares
                                                      ---------
Granted  in and outstanding at December 31, 1997       135,000
Granted in 1998                                         45,000
Exercised in 1998                                       15,000
Cancelled in 1998                                       15,000
                                                      ---------
Outstanding at December 31, 1999 and 1998              150,000
                                                      ---------
Expired in 2000                                        120,000
                                                      ---------
Outstanding at December 31, 2000                        30,000
                                                      ---------



No stock options were granted or exercised under this plan during 2000 or 1999.

                  The Company applies APB 25 in accounting for its stock option plans. Accordingly, because the option price is equal to the fair market price at the date of grant, no compensation expense has been recognized for its stock option plans.



18.  INCOME TAXES


                  The Company has no provision for income taxes for the year ended December 31, 2000 because the Company generated a loss for the year which may not be currently benefited. The Company's net operating loss carry-forwards for U.S. and Norwegian tax purposes as of December 31, 2000, 1999 and 1998 were approximately as follows:



December 31,                     2000           1999            1998
------------                  -----------    -----------     -----------

U.S.                          $3,605,849     $2,758,757      $2,021,108
Norway                        $8,592,833     $6,999,678      $4,050,483
                              ----------     ----------      ----------
Total                        $12,198,682     $9,758,435      $6,071,591



                  To the extent not used, the operating loss carry forwards will expire in varying amounts beginning in the year 2007. Based on available evidence, including the Company's history of operating losses, the uncertainty of future profitability and the impact of tax laws which may limit the Company's ability to utilize such loss carry-forwards, management has recorded a full valuation allowance against the Company's net deferred tax assets.

                         MARINE SHUTTLE OPERATIONS INC.
                          (A development stage company)
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                DECEMBER 31, 2000




18.  INCOME TAXES (continued)

                  The difference between the Company's effective tax rate and the U.S. statutory rate for income taxes was as follows:


                                   YEAR ENDED    YEAR ENDED    YEAR ENDED
                                  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                     2000          1999          1998
                                  ------------  ------------- -------------
Statutory Rate                      35.00%        35.00%        35.00%

Amortization of Goodwill           -21.18%       -17.68%       -13.07%

Other Permanent Differences         -0.03%        -0.03%        -0.20%

Foreign Tax Rate Differential       -1.86%        -2.74%        -1.81%

Change in Valuation Allowance      -11.93%       -14.55%       -19.92%

                                   -------       -------       -------
Effective Rate                       0.00%         0.00%         0.00%
                                   =======       =======       =======


                  Significant components of the Company's deferred tax assets and liabilities were approximately as follows:



December 31,                                   2000             1999             1998
-------------                           -------------  ---------------  ---------------
Net Operating Loss Carry-forwards        $3,666,040       $2,934,760       $1,832,062

Valuation Allowance                     ($3,666,040)     ($2,934,760)     ($1,832,062)
                                        -------------  ---------------  ---------------
Net Deferred Tax Asset                           Nil              Nil              Nil



19.  SEGMENT DISCLOSURES

                  The Company is currently marketing and making preparations for the construction of its first Offshore Shuttle. In accordance with SFAS No. 131 the Company considers its business to consist of one reportable operating segment. All of the Company's physical assets are located in Norway.

20.  SUBSEQUENT EVENTS


                  In January 2001, the $1,450,000 advanced under the loan agreement entered into in July 2000 with Mr. H. Timm and $42,396 in interest thereon was converted into 3,730,990 shares of the Company's common stock. Also in January 2001, the Company sold 1,000,000 shares of common stock for gross proceeds of $200,000.

                  In January 2001, three employees of the Company's subsidiary were each granted stock options to purchase 100,000 shares of common stock at the price of $0.50 per share (a premium over the current fair market price).

                  In February and March 2001, the Company sold 5,000,000 shares and warrants to purchase 5,000,000 shares exercisable at $0.10 per share for gross proceeds of $505,000. The warrants are exercisable until July 1, 2001. In May 2001, warrants covering 1,000,000 shares were exercised. Also in February, March, and April 2001 the Company sold 850,000 shares for gross proceeds of $85,000.

                         MARINE SHUTTLE OPERATIONS INC.
                          (A development stage company)
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                DECEMBER 31, 2000




21.  COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE




                                                                          YEAR ENDED       YEAR ENDED           YEAR ENDED
                                                                         DECEMBER 31,      DECEMBER 31,         DECEMBER 31,
                                                                             2000              1999                 1998
                                                                       --------------     -------------       -------------
Net loss  for the period attributable to basic loss per share           $ (6,362,150)      $ (7,363,850)      $   (5,042,148)
Net loss for the period attributable to diluted earnings per share      $ (6,362,150)      $ (7,363,850)      $   (5,042,148)
Weighted average shares outstanding                                       42,869,305         33,611,545           25,720,000
Dilutive stock options                                                            --                 --                   --
Total shares for basic and fully diluted loss per share                   42,869,305         33,611,545           25,720,000
Basic loss per share                                                    $      (0.15)      $      (0.22)      $        (0.20)
Diluted loss per share                                                  $      (0.15)      $      (0.22)      $        (0.20)


You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing the this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.
                                   -----------

                                Table of Contents



                                                                     Page
                                                                     ----
Prospectus Summary..............................................      2
Risk Factors....................................................      6
Forward-Looking Statements......................................     15
Dividend Policy.................................................     15
Capitalization..................................................     16
Price Range of Common Stock.....................................     17
Selected Consolidated Financial Data............................     18
Management's Discussion and Analysis of Financial Condition and
Results of Operations...........................................     19
Business........................................................     28
Management......................................................     39
Selling Stockholders............................................     43
Plan of Distribution............................................     49
Use of Proceeds.................................................     50
Certain Transactions............................................     50
Description of Securities.......................................     52
Shares Eligible for Future Sale.................................     54
Principal Stockholders..........................................     55
Legal Matters...................................................     56
Experts.........................................................     56
Where You Can Find More Information.............................     56
Financial Statements............................................     F-1




                               -------------------


                         Marine Shuttle Operations Inc.

                        20,750,561 Shares of Common Stock

                                   -----------

                                   PROSPECTUS

                                __________ , 2001

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

                  The following table sets forth the costs and expenses, other than underwriting, discounts and commissions, payable by the Registrant in connection with its sale of common stock being registered. All amounts are estimates except the SEC registration fee.


Registration Fee (Securities and Exchange Commission)      $ 1,338
Accounting Fees and Expenses                               $10,000
Legal Fees and Expenses                                    $50,000
Miscellaneous Expenses                                     $ 5,000
                                                           -------
  Total                                                    $66,338
                                                           -------



Item 14. Indemnification of Directors and Officers.

                  The Nevada General Corporation Law (the "GCL") authorizes Nevada corporations to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity, against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. The indemnification provisions of the GCL require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit, or proceeding to which he or she was a party by reason of the fact that he or she is or was a director or officer of the corporation. The indemnification authorized under the GCL is not exclusive and is in addition to any other rights granted to officers and directors under the Articles of Incorporation or By-Laws of a corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against the officer or director and incurred by the officer or director in such capacity, or arising out of the status of officer or director of the corporation, whether or not the corporation would have the power to indemnify him or her against such liability under the GCL.

                  The Registrant's Articles of Incorporation: (i) eliminates the personal liability of the directors of the Registrant to the fullest extent permitted by the GCL and (ii) provides that the Registrant shall indemnify, to the fullest extent permitted by the GCL, any and all persons whom it shall have the power to indemnify under the GCL from all expenses, liabilities, or other matters referred to in or covered by the GCL. The By-Laws of the Registrant provide that the Registrant shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Registrant to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Registrant, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding to the fullest extent permitted under the GCL.

Item 15. Recent Sales of Unregistered Securities.

                  Since its inception, the Registrant has made the following issuances of securities, none of which were registered under the Securities Act of 1933, as amended (the "Securities Act").

                  On or about June 6, 1997, the Registrant's four founders, all of whom are foreign residents, contributed an aggregate of $10,000 to the Registrant in exchange for an aggregate of 10,000,000 shares of common stock pursuant to Rule 504 promulgated under the Securities Act ("Rule 504").

                  On June 15, 1997, the Registrant sold an aggregate of 10,000,000 shares of common stock to various foreign investors pursuant to Rule
504. The gross proceeds from the sale were $100,000.

                  On August 8, 1997, the Registrant sold an aggregate of 20,000 shares of common stock to various foreign investors pursuant to Rule 504. The gross proceeds from the sale were $60,000.

                  On April 14, 1998, the Registrant issued 7,600,000 shares of common stock pursuant to Regulation S promulgated under the Securities Act ("Regulation S") in exchange for all of the issued and outstanding shares of capital stock of Marine Shuttle Operations AS.

                  In May, 1998, the Registrant acquired 3,291,738 shares of Offshore Shuttle AS ("OSAS") in exchange for 4,937,607 shares of common stock pursuant to Regulation S. All of such shares were held in escrow until December 21, 1998.

                  In February 1999, the Registrant sold an aggregate of 1,149,750 shares of common stock to various foreign investors pursuant to Regulation S. The gross proceeds from the sale were approximately $5.75 million. Berliner Effektenbank AG, a German investment bank, received a fee of $229,950 for serving as placement agent.

                  In December 1999, the Registrant sold 7,043,285 shares of common stock to various foreign investors pursuant to Regulation S. The gross proceeds from the sale were approximately $4.93 million. The shares were sold through Berliner Effektenbank AG and Christiana Markets, who received fees in the aggregate amount of $490,430.

                  In April 2000, the Registrant sold 450,000 shares of common stock to a foreign investor pursuant to Regulation S. The gross proceeds from the sale were $315,000.

                  On April 10, 2000, the Registrant issued an aggregate of 1,030,002 shares of common stock to two foreign investors in exchange for an aggregate of 1,030,002 shares of common stock of Marine Shuttle Operations AS. The shares were issued pursuant to Regulation S.

                  In June 2000, the Registrant acquired an additional 1,186,283 shares of Marine Shuttle Operations AS in exchange for the issuance of an aggregate of 1,186,283 shares of common stock pursuant to Regulation S and Rule 802.


                  In June, 2000, the Registrant consummated a private placement of 571,429 shares of common stock for gross proceeds of $400,000. The shares were sold to a foreign investor pursuant to Regulation S.

                  In December 2000, the Registrant sold 475,000 shares of common stock to a foreign person pursuant to Regulation S for gross proceeds of $190,000.

                   In January 2001, the $1,450,000 that had been advanced to the Registrant by a foreign person under a loan agreement, plus $42,396 in interest thereon, was converted into 3,730,990 shares of common stock. The shares were issued pursuant to Regulation S.

                  In January 2001, the Registrant sold 1,000,000 shares of common stock to a foreign investor pursuant to Regulation S for gross proceeds of $200,000.

                  In February and March 2001, the Registrant sold 5,000,000 shares and warrants to purchase 5,000,000 shares exercisable at $0.10 per share to various foreign persons pursuant to Regulation S for aggregate gross proceeds of $505,000. The warrants expire on July 1, 2001. In May 2001, the registrant sold 1,000,000 shares pursuant to the exercise of warrants for gross proceeds of $100,000. The shares were sold pursuant to Regulation S.

                  In February, March, and April 2001, the Registrant sold a total of 850,000 shares to various of its officers, directors and employees, pursuant to Regulation S, for aggregate gross proceeds of $85,000.

                  In May 2001, the Registrant issued 760,000 shares to a foreign person pursuant to Regulation S as consideration for amending the Intellectual Property Right Agreement between the Registrant and such person.


Item 16. Exhibits.




Exhibit           Document
-------           --------
  2.1             Stock Purchase Agreement, dated February 19, 1998, between the Registrant and Franz Eder. Incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S-1, File No. 333-58465.

  3.1             Articles of Incorporation of the Registrant, as amended. Incorporated by reference to Exhibit 3.1 to the
                  Registrant's Registration Statement on Form S-1, File No. 333-58465.

  3.2             Amended and Restated By-laws of the Registrant. Incorporated by reference to Exhibit 3.2 to the Registrant's
                  Registration Statement on Form S-1, File No. 333-58465.




   4.1             Form of Common Stock Certificate. Incorporated by reference to Exhibit 4.1 to the Registrant's
                   Registration Statement on Form S-1, File No. 333-58465.


   5.1             Opinion of Breslow & Walker, LLP*

  10.1             Co-operation Agreement between Marine Shuttle Operations AS and Schuller Industrieentsorgung AG.
                   Incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-1, File
                   No. 333-58465.

  10.2             Personnel Services Contract between RC Consultants AS and Marine Shuttle Operations AS dated February 26, 1998.
                   Incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-1, File
                   No. 333-58465.

  10.3             Accounting Services Contract between RC Consultants AS and Marine Shuttle Operations AS dated February 26, 1998.
                   Incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1, File
                   No. 333-58465.

  10.4             Amended and Restated Loan Agreement, dated as of December 31, 1999, between the Registrant and ValorInvest Ltd.
                   (including promissory note dated as of December 31, 1999) (incorporated by reference to Exhibit 10.5 of the
                   Registrant's Annual Report on Form 10-K for the year ended December 31, 1999), as further amended by letter agreement dated as of December 31, 2000 (including promissory note dated as of December 31, 2000) (incorporated by reference to Exhibit 10.4 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000)

  10.5             Marketing Agreement between Marine Shuttle Operations AS and Thyssen Stahlunion GmbH, dated April 14, 1998.
                   Incorporated by reference to Exhibit 10.6 to the Registrant's Registration Statement on Form S-1, File No.
                   333-58465.

  10.6             The Registrant's 1998 Stock Option Plan.  Incorporated by reference to Exhibit 10.7 to the Registrant's
                   Registration Statement on Form S-1, File No. 333-58465.

  10.7             Employment Agreement, dated as of June 1, 1998, between the Registrant and Franz Eder (incorporated by reference to Exhibit 10.8 to the Registrant's Registration Statement on Form S-1, File No. 333-58465), amended by letter agreement dated April 10, 2000 (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-Q for the quarter ended March 31, 2000).

  10.8             Employment Agreement, dated as of April 14, 1998, between the Registrant and Iqbal Akram (incorporated by reference to Exhibit 10.9 to the Registrant's Registration Statement on Form S-1, File No. 333-58465), amended by letter agreement dated April 10, 2000 (incorporated by reference to Exhibit 10.2 of the Registrant's Form
                   10-Q for the quarter ended March 31, 2000).

  10.9             Lease, dated October 15, 2000, by and between Marine Shuttle Operations AS and RC Gruppen ASA. Incorporated
                   by reference to Exhibit 10 to the Registrant's Form 10-Q for the quarter ended September 30, 2000.



10.10              Credit Agreement, dated February 17, 2000 between the Registrant and MFC Merchant Bank, S.A. (incorporated by reference to Exhibit 10.13 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999), as amended by that certain letter agreement dated March 20, 2001 (incorporated by reference to Exhibit 10.10 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000).

10.11              Agreement, dated as of February 8, 2000, among the Registrant, Mancorp AS, and Stephen Adshead.  Incorporated by
                   reference to Exhibit 10.14 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

10.12              Intellectual Property Agreement among Gunnar Foss, Per Bull Haugs0en, Marine Shuttle Operations AS, and the
                   Registrant (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1
                   File No.333-50465), as amended by Addendum No. 1 to Intellectual Property Agreement (incorporated by reference to Exhibit 10.15 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999), as amended by Addendum No. 2 to the Intellectual Property Agreement.*

10.13              Frame Agreement for Procurement Services between Marine Shuttle Operations AS and Thyssen Stahlunion GmbH
                   (incorporated by reference to Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

10.14              Loan Agreement (including promissory note) between Marine Shuttle Operations AS and Statens naerings og distriktsutviklingsfond (the Norwegian Industrial and Regional Development Fund). Incorporated by reference by
                   Exhibit 10 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

10.15              Royalty Agreement, dated June 23, 2000 between the Registrant and Mr. Gunnar Foss.  Incorporated by reference to
                   Exhibit 10.1 of the Registrant's Form 10-Q for the quarter ended June 30, 2000.

21.                List of the Registrant's Subsidiaries (incorporated by reference to Exhibit 21 of the Registrant's Annual
                   Report on Form 10-K for the year ended December 31, 2000).

23.1               Consent of Ernst & Young, AS*

23.2               Consent of Deloitte & Touche*

23.3               Consent of Breslow & Walker, LLP (contained in opinion of counsel filed as Exhibit 5)*

99.1               Statement of Approval from Det Norske Veritas AS regarding the technical feasibility of the Offshore Shuttle concept. Incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-1, File
                   No. 333-58465.

99.2               Engagement letter, dated October 26, 1998, between the Registrant and MFC Merchant Bank S.A. (incorporated by reference to Exhibit 99.2 to the Registrant's Registration Statement on Form S-1, File No. 333-58465), amended by letter agreement dated June 7, 2000 (incorporated by reference to Exhibit 99.1 of the Registrant's Form 10-Q for the quarter ended June 30, 2000), as further amended by that certain letter agreement dated March 20, 2001
                   (included in Exhibit 10.10).

99.3               Intermediation Contract, dated November 28, 2000, between the Registrant and Frost & Partner, GbR (incorporated by reference to Exhibit 99.3 of the Registrant's Annual Report on Form 10-K for the year ended December 31,
                   2000).





-----------
*  filed herewith


Item 17. Undertakings.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.


                  The Registrant hereby undertakes that it will:

                  (1) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of Prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities;


                  (2) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering;

provided, however, that paragraphs (2)(i) and (2)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 8, 2001.


                                 MARINE SHUTTLE OPERATIONS INC.

                                 By: /s/ Franz Eder
                                     -------------------------
                                     Franz Eder, President
                                     (Principal Executive Officer)

                                 By: /s/ Iqbal Akram
                                     --------------------------
                                     Iqbal Akram, Chief Financial Officer
                                    (Principal Financial and Accounting Officer)




                  In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.





        Signature                                           Title                     Date
        ----------                                          ------                    ------

        /s/ Franz Eder                                      Director                  May 8, 2001
        -----------------------------------------
        Franz Eder

        /s/ Iqbal Akram                                     Director                  May 8, 2001
        -------------------------------------
        Iqbal Akram

        /s/                                                 Director                  May  , 2001
        -------------------------------------
        Jurgen Ternieden

        /s/ Stephen Adshead                                 Director                  May 8, 2001
        ------------------------------------
        Stephen Adshead

        /s/ Hubert Besner                                   Director                  May 8, 2001
        ---------------------------------------
        Hubert Besner


                                INDEX TO EXHIBITS




Exhibit         Document                                                                                                      Page
--------        --------                                                                                                      ----
 2.1             Stock Purchase Agreement, dated February 19, 1998, between the Registrant and Franz
                 Eder. Incorporated by reference to Exhibit 2.1 to the Registrant's Registration
                 Statement on Form S-1, File No. 333-58465.

 3.1             Articles of Incorporation of the Registrant, as amended. Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, File No.
                 333-58465.

 3.2             Amended and Restated By-laws of the Registrant. Incorporated by reference to
                 Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No.
                 333-58465.

 4.1             Form of Common Stock Certificate. Incorporated by reference to Exhibit 4.1 to the
                 Registrant's Registration Statement on Form S-1, File No. 333-58465.

 5.1             Opinion of Breslow & Walker, LLP*

10.1             Co-operation Agreement between Marine Shuttle Operations AS and Schuller
                 Industrieentsorgung AG. Incorporated by reference to Exhibit 10.2 to the
                 Registrant's Registration Statement on Form S-1, File No. 333-58465.

10.2             Personnel Services Contract between RC Consultants AS and Marine Shuttle Operations
                 AS dated February 26, 1998. Incorporated by reference to Exhibit 10.3 to the
                 Registrant's Registration Statement on Form S-1, File No. 333-58465.

10.3             Accounting Services Contract between RC Consultants AS and Marine Shuttle
                 Operations AS dated February 26, 1998. Incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1, File No. 333-58465.

10.4             Amended and Restated Loan Agreement, dated as of December 31, 1999, between the
                 Registrant and ValorInvest Ltd. (including promissory note dated as of December 31,
                 1999) (incorporated by reference to Exhibit 10.5 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999), as further amended by letter agreement dated as of December 31, 2000 (including promissory note dated as of
                 December 31, 2000) (incorporated by reference to Exhibit 10.4 of the Registrant's
                 Annual Report on Form 10-K for the year ended December 31, 2000).

10.5             Marketing Agreement between Marine Shuttle Operations AS and Thyssen Stahlunion
                 GmbH, dated April 14, 1998. Incorporated by reference to Exhibit 10.6 to the
                 Registrant's Registration Statement on Form S-1, File No. 333-58465.

10.6             The Registrant's 1998 Stock Option Plan. Incorporated by reference to Exhibit 10.7 to the Registrant's Registration Statement on Form S-1, File No. 333-58465.

10.7             Employment Agreement, dated as of June 1, 1998, between the Registrant and Franz


                 Eder (incorporated by reference to Exhibit 10.8 to the Registrant's Registration
                 Statement on Form S-1, File No. 333-58465), amended by letter agreement dated April
                 10, 2000 (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-Q for the quarter ended March 31, 2000).

10.8             Employment Agreement, dated as of April 14, 1998, between the Registrant and Iqbal
                 Akram (incorporated by reference to Exhibit 10.9 to the Registrant's Registration
                 Statement on Form S-1, File No. 333-58465), amended by letter agreement dated April
                 10, 2000 (incorporated by reference to Exhibit 10.2 of the Registrant's Form 10-Q for the quarter ended March 31, 2000).

10.9             Lease, dated October 15, 2000, by and between Marine Shuttle Operations AS and RC
                 Gruppen ASA. Incorporated by reference to Exhibit 10 to the Registrant's Form 10-Q for the quarter ended September 30, 2000.

10.10            Credit Agreement, dated February 17, 2000 between the Registrant and MFC Merchant
                 Bank, S.A. (incorporated by reference to Exhibit 10.13 to the Registrant's Annual
                 Report on Form 10-K for the year ended December 31, 1999), as amended by that certain letter agreement dated March 20, 2001 (incorporated by reference to Exhibit
                 10.10 of the Registrant's Annual Report on Form 10-K for the year ended December
                 31, 2000).

10.11            Agreement, dated as of February 8, 2000, among the Registrant, Mancorp AS, and
                 Stephen Adshead. Incorporated by reference to Exhibit 10.14 of the Registrant's
                 Annual Report on Form 10-K for the year ended December 31, 1999.

10.12            Intellectual Property Agreement among Gunnar Foss, Per Bull Haugs0en, Marine
                 Shuttle Operations AS, and the Registrant (incorporated by reference to Exhibit
                 10.1 to the Registrant's Registration Statement on Form S-1 File No.333-50465), as
                 amended by Addendum No. 1 to Intellectual Property Agreement (incorporated by reference to Exhibit 10.15 of the Registrant's Annual Report on Form 10-K for the
                 year ended December 31, 1999), as amended by Addendum No. 2 to the Intellectual
                 Property Agreement.*

10.13            Frame Agreement for Procurement Services between Marine Shuttle Operations AS and
                 Thyssen Stahlunion GmbH (incorporated by reference to Exhibit 10.1 of the
                 Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

10.14            Loan Agreement (including promissory note) between Marine Shuttle Operations AS and
                 Statens naerings og distriktsutviklingsfond (the Norwegian Industrial and Regional
                 Development Fund). Incorporated by reference by Exhibit 10 to the Registrant's
                 Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

10.15            Royalty Agreement, dated June 23, 2000 between the Registrant and Mr. Gunnar Foss.
                 Incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-Q for the
                 quarter ended June 30, 2000.

21.              List of the Registrant's Subsidiaries (incorporated by reference to Exhibit 21 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000).


23.1             Consent of Ernst & Young, AS*

23.2             Consent of Deloitte & Touche*

23.3             Consent of Breslow & Walker, LLP (contained in opinion of counsel filed as Exhibit
                 5)*

99.1             Statement of Approval from Det Norske Veritas AS regarding the technical feasibility of the Offshore Shuttle concept. Incorporated by reference to Exhibit
                 99.1 to the Registrant's Registration Statement on Form S-1, File No. 333-58465.

99.2             Engagement letter, dated October 26, 1998, between the Registrant and MFC Merchant
                 Bank S.A. (incorporated by reference to Exhibit 99.2 to the Registrant's
                 Registration Statement on Form S-1, File No. 333-58465), amended by letter agreement dated June 7, 2000 (incorporated by reference to Exhibit 99.1 of the
                 Registrant's Form 10-Q for the quarter ended June 30, 2000), as further amended by that certain letter agreement dated March 20, 2001 (included in Exhibit 10.10).

99.3             Intermediation Contract, dated November 28, 2000, between the Registrant and Frost
                 & Partner, GbR (incorporated by reference to Exhibit 99.3 of the Registrant's
                 Annual Report on Form 10-K for the year ended December 31, 2000).



-----------
* filed herewith